QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
The Children's Place Retail Stores, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

THE CHILDREN'S PLACE RETAIL STORES, INC.
915 Secaucus Road
Secaucus, New Jersey 07094

May 13, 2005

Dear Stockholder:

On behalf of the Board of Directors of The Children's Place Retail Stores, Inc., it is my pleasure to invite you to attend the Company's 2005 Annual Meeting of Stockholders. The meeting will be held at the Company's headquarters located at 915 Secaucus Road, Secaucus, New Jersey 07094 on Thursday, June 23, 2005, at ten o'clock in the morning, local time.

The business to be transacted at the meeting is set forth in the Notice of Meeting and is more fully described in the accompanying proxy statement.

It is important that your shares be represented at the meeting, regardless of how many you hold. Whether or not you can be present in person, please fill in, sign, date and return your proxy in the enclosed postage paid envelope as soon as possible. If you do attend the meeting and wish to vote in person, your proxy may be revoked at your request.

We appreciate your support and look forward to seeing you at the meeting.

Sincerely yours,

Ezra Dabah Chairman of the Board and Chief Executive Officer

THE CHILDREN'S PLACE RETAIL STORES, INC.

Notice of Annual Meeting of
Stockholders
to be held June 23, 2005

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of The Children's Place Retail Stores, Inc. (the "Company") will be held at 915 Secaucus Road, Secaucus, New Jersey 07094 on Thursday, June 23, 2005, at 10:00 a.m., local time, for the following purposes:

    1.
    To elect two Class II Directors to serve for a three year term and until their successors are duly elected and qualified;

    2.
    To ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending January 28, 2006;

    3.
    To consider and approve the Company's 2005 Equity Incentive Plan; and

    4.
    To transact such other business as may properly come before the meeting, or any adjournment thereof.

Stockholders of record at the close of business on April 29, 2005 shall be entitled to notice of, and to vote at, the Annual Meeting.

By order of the Board of Directors,

Steven Balasiano Secretary

Secaucus, New Jersey
May 13, 2005

IMPORTANT: PLEASE FILL IN, SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY CARD IN THE POSTAGE PAID ENVELOPE PROVIDED TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING.

THE CHILDREN'S PLACE RETAIL STORES, INC.
915 Secaucus Road
Secaucus, New Jersey 07094

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 23, 2005

When and where will the Annual Meeting take place?

The Annual Meeting of Stockholders of The Children's Place Retail Stores, Inc. (the "Company") will be held on Thursday, June 23, 2005, at 10:00 a.m., local time, at 915 Secaucus Road, Secaucus, New Jersey 07094.

Who is soliciting my vote?

This Proxy Statement is provided in connection with the solicitation of proxies by our Board of Directors for our Annual Meeting. Proxy materials, including this Proxy Statement, were filed with the Securities and Exchange Commission on May 13, 2005.

What am I being asked to vote on?

You are being asked to vote on:

  •
  the election of two directors to the Board of Directors each for a three year term;

  •
  a proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending January 28, 2006; and

  •
  a proposal to approve the Company's 2005 Equity Incentive Plan.

What is the record date for the Annual Meeting?

April 29, 2005 at 5:00 p.m., local time, is the record date for determining those stockholders who are entitled to vote at the Annual Meeting and at any adjournment or postponement of the meeting.

How many votes do I have?

You have one vote for each share of the Company's common stock, par value $.10 per share ("Common Stock"), that you owned on the record date.

How many votes can be cast by all shareholders?

A total of 27,454,862 votes may be cast, consisting of one vote for each of the 27,454,862 shares of our Common Stock outstanding on the record date.

How many votes must be present to hold the Annual Meeting?

The holders of a majority of the shares of Common Stock outstanding on April 29, 2005 must be present at the Annual Meeting, in person or by proxy, to hold the Annual Meeting, which constitutes a quorum. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum.

In order for us to determine that enough votes will be present to hold the Annual Meeting, we urge you to vote by proxy even if you plan to attend the meeting.

How do I vote?

If you are a holder of record (that is, if your shares are registered in your own name with our transfer agent), you may vote using the enclosed proxy card. You must sign and date the proxy card and return it to the Company in the enclosed postage-paid envelope.

If you hold your shares in street name (that is, if you hold your shares through a bank, broker or other holder of record), please refer to the information on the voting instruction form forwarded to you by your bank, broker or other holder of record to see which voting operations are available to you.

If you want to vote in person at the Annual Meeting and you hold your shares in street name, you must obtain an additional proxy card from your bank, broker or other holder of record authorizing you to vote. You must bring the additional proxy card to the meeting.

How many votes will be required to elect the directors or to adopt or ratify each of the proposals?

  •
  a plurality of the votes cast at the Annual Meeting is required to elect a director to the Board of Directors.

  •
  a majority of the shares represented at the Annual Meeting and entitled to vote is required to adopt or ratify any of the management proposals.

Can I change or revoke my vote?

Yes. To change your vote, you should cast a new vote by mailing a new proxy card with a later date.

If you hold shares in your name and you attend the Annual Meeting and vote in person, your vote will change any previously submitted proxy.

If you wish to revoke rather than change your vote, written revocation must be sent to the Company's Secretary prior to the Annual Meeting.

What if I do not indicate my vote for one or more of the matters on my proxy card?

If you return a signed proxy card without indicating your vote on a matter submitted at the Annual Meeting, your shares will be voted on that particular matter as follows:

  •
  for the election of the two persons named under the caption "Nominees for Election in Class II";

  •
  for the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending January 28, 2006; and

  •
  for approval of the Company's 2005 Equity Incentive Plan.

What if I withhold my vote or I abstain?

In the election of directors, you can vote for the two directors named on the proxy card, or you can indicate that you are withholding your vote for any or all of the nominees. Withheld votes are not treated as votes cast and therefore will have no effect on the proposal to elect directors.

In connection with any of the management proposals, you may vote for or against a proposal, or you may abstain from voting on the proposal. An abstention on any of the management proposals will have the same effect as a vote against the proposal.

What happens if I do not return a signed proxy card?

If you do not return a signed proxy card, the shares held in your name will not be voted.

If you hold your shares through a broker, your shares can be voted in the election of directors and on the ratification of the independent registered public accounting firm at your broker's discretion.

No broker may vote your shares on the proposal to approve the Company's 2005 Equity Incentive Plan without your specific instructions.

If your broker votes your shares on some, but not all, of the proposals, the votes will be "broker non-votes" for any proposal on which they are not voted. Broker non-votes are not treated as votes cast and therefore will have no effect on the election of directors or any of the management proposals.

Will my vote be confidential?

Yes. Your vote will not be disclosed to our Board of Directors or employees, except for a very limited number of employees involved in coordinating the vote tabulation process. An independent inspector reviews the vote tabulation process.

Our confidentiality policy does not apply to certain matters, such as contested elections or disputed votes.

How can I attend the Annual Meeting?

Only stockholders as of the record date, April 29, 2005 at 5:00 p.m., local time, may attend the Annual Meeting.

To attend the meeting, you must bring with you:

  •
  photo identification; and

  •
  proof of ownership of your shares as of the record date, such as a letter or account statement from your bank or broker.

What happens if the Annual Meeting is postponed or adjourned?

Your proxy will remain valid and may be voted when the postponed or adjourned meeting is held. You may change or revoke your proxy until it is voted.

Could other matters be decided at the Annual Meeting?

Our By-laws require prior notification of a stockholder's intent to request a vote on other matters at the Annual Meeting. The deadline for notification has passed. If any other matters properly arise at the Annual Meeting, your proxy, together with the other proxies received, will be voted at the discretion of the proxy holders designated on the proxy card.

Do any stockholders beneficially own more than 5% of the Common Stock?

Yes. According to public filings, there are three stockholders that beneficially own more than 5% of our common stock:

  •
  Ezra Dabah, the Chairman and CEO of the Company;

  •
  Stanley Silverstein, a Director of the Company and the father-in-law of Ezra Dabah; and

  •
  FMR Corp. and Edward C. Johnson 3d, as its Chairman, and Abigail R. Johnson, as one of its directors.

Who will pay the expenses incurred in connection with the solicitation of my vote?

The Company pays the cost of preparing proxy materials and soliciting your vote. We also pay all Annual Meeting expenses.

The Company may use the services of its directors, officers, employees and others to solicit proxies, personally or by telephone; arrangements also may be made with brokerage houses and other custodians, nominees, fiduciaries and stockholders of record to forward solicitation material to the beneficial owners of stock held of record by such persons. The Company may reimburse such solicitors for reasonable out-of-pocket expenses incurred by them in soliciting proxies, but no compensation will be paid for their services.

Will the Company's independent registered public accounting firm participate in the Annual Meeting?

Yes. The Company's independent registered public accounting firm is Deloitte & Touche LLP. Representatives of Deloitte & Touche LLP will be present at the meeting, will be available to answer any questions you may have and will have the opportunity to make a statement.

Can I view the Company's proxy materials electronically?

This Proxy Statement is posted on the Company's website at www.childrensplace.com, under the section entitled "Investor Relations". You also can use this website to view our other filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended January 29, 2005.

How can I receive copies of these documents?

The Company will furnish without charge (other than a reasonable charge for any exhibit requested) to any stockholder who requests in writing, a copy of this Proxy Statement and/or the Company's Annual Report on Form 10-K, including financial statements and the schedules thereto, for the fiscal year ended January 29, 2005, as filed with the Securities and Exchange Commission. Any such request should be directed to The Children's Place Retail Stores, Inc., 915 Secaucus Road, Secaucus, New Jersey 07094, Attention: Investor Relations.

How can I obtain copies of the Company's Corporate Governance documents?

You may obtain a copy of our Code of Business Conduct and Ethics and the charters for each of the Committees of the Board of Directors on our website at www.childrensplace.com, under the section entitled "Investor Relations" or by contacting the Company's Secretary by e-mail or mail.

MATTERS REQUIRING STOCKHOLDER ACTION

Election of Directors

The Company's Certificate of Incorporation and By-laws provide for a classified Board of Directors comprised of Classes I, II and III, whose members serve staggered terms. The Class II, Class III and Class I Directors are scheduled to be elected at the Annual Meetings of Stockholders to be held in 2005, 2006 and 2007, respectively, to serve for a three year term and until their successors are duly elected and qualified. The nominees for Class II Directors are set forth below.

Unless authorization is withheld, the persons named as proxies will vote FOR the nominees for director listed below unless otherwise specified by the stockholder. If a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. If additional persons are nominated for election as director, the proxy holders intend to vote all proxies received by them for the nominees listed below and against any other nominees. As of the date of this Proxy Statement, the Board of Directors is not aware that either nominee is unable or will decline to serve as director. The nominees listed below are already serving as directors of the Company.

The election to the Board of Directors of the nominees identified in this Proxy Statement will require a plurality of the votes cast, in person or by proxy, at the Annual Meeting.

Directors

The following table sets forth certain information with respect to the current directors of the Company:

Name	Age	Position	Class of Director
Ezra Dabah	51	Chairman of the Board of Directors and Chief Executive Officer	II
Chuck Crovitz	51	Director	II
Malcolm Elvey	63	Director	III
Robert Fisch	55	Director	I
Sally Frame Kasaks	60	Director	III
John F. Megrue (1)	46	Director	II
Stanley Silverstein	80	Director	I

(1)
John F. Megrue will not stand for reelection as a director of the Company. Mr. Megrue's term will expire as of the 2005 Annual Meeting of Stockholders.

Nominees for Election in Class II

Ezra Dabah has been Chairman of the Board of Directors since 1989 and Chief Executive Officer of the Company since 1991. Mr. Dabah has over 30 years of apparel merchandising and buying experience. From 1972 to 1993, Mr. Dabah was a director and an executive officer of The Gitano Group, Inc. and its affiliates (collectively, "Gitano"), a company of which Mr. Dabah and certain members of his family were principal stockholders and which became a public company in 1988. From 1973 until 1983, Mr. Dabah was in charge of product design, merchandising and procurement for Gitano. In 1983, Mr. Dabah founded and became President of a children's apparel importing and manufacturing division for Gitano which later became an incorporated subsidiary, Eva Joia Incorporated. Mr. Dabah is Stanley Silverstein's son-in-law.

Chuck Crovitz became a Director of the Company in September 2004. Mr. Crovitz is a 25 year retail veteran who began his career at McKinsey & Co., consulting retail clients in the areas of strategy, organization and operations. He currently operates Crovitz Consulting Co. in Tisbury, Massachusetts. From 1993 to 2003, Mr. Crovitz served in several senior executive positions, including as the Executive Vice President & Chief Supply Chain Officer for Gap Inc. Prior to Gap, he was Senior Vice President, Management Information Systems for Safeway, one of the largest grocery retailers in North America. Mr. Crovitz served on the Board of Quick Response Systems until the company's sale in December 2004 and was Chairman of its compensation committee. Mr. Crovitz earned a Bachelor of Arts in Economics from the University of California at Berkeley and his Masters of Business Administration and Juris Doctorate from Stanford University.

The Board of Directors recommends a vote FOR the nominees for Class II Directors.

Continuing Directors

Malcolm Elvey has been a Director of the Company since December 2002. In 2004, Mr. Elvey was named Chief Executive Officer of Town Car Limousine. He has also served as the Managing Partner of Collaborative Capital, a venture capital fund focused on early-stage technology companies since 1999. Previously, he founded Esquire Communications, Ltd. in 1988, serving as its Chairman and Chief Executive Officer until 2000. Mr. Elvey also serves on the Board of Directors of Algol S.p.A., a publicly-traded company based in Milan, Italy and as a Director for the Friends of Bezalel Academy of Art & Design. Mr. Elvey qualified as a Chartered Accountant from the University of Witwatersrand and earned a Masters of Business Administration from the University of Cape Town.

Robert Fisch became a Director of the Company in June 2004. Mr. Fisch is a 30 year retail veteran who began his retail career at Abraham & Straus in New York. Currently, Mr. Fisch is President, Chief Executive Officer and Chairman of the Board of rue21, a leading specialty retailer of value priced apparel for young women and men with over 200 stores across the United States. Prior to joining rue21, he was President of Casual Corner Group, Inc. and founder of the Casual Corner & Co. division. Before Casual Corner, Mr. Fisch was President and Chief Executive Officer of T.H. Mandy for U.S. Shoe Corporation and Senior Vice President of Jordan Marsh, a division of Federated Department Stores. Mr. Fisch earned a Bachelor of Arts degree in Psychology from Syracuse University.

Sally Frame Kasaks has been a Director of the Company since May 2000. Since 1997, Ms. Kasaks has served as a business consultant to a number of retailers through ISTA Incorporated. Previously, she served as Chairman and Chief Executive Officer of Ann Taylor Stores, Inc., President and Chief Executive Officer of Abercrombie & Fitch, a division of The Limited, Inc. and Chairman and Chief Executive Officer of The Talbots, Inc., a division of General Mills Co. Ms. Kasaks also serves on the Boards of Directors of Pacific Sunwear of California, Inc., Crane & Co., Inc., Tuesday Morning, Inc., Cortefeil, S.A. and Coach, Inc. Ms. Kasaks earned a Bachelor of Arts in Government from American University.

Stanley Silverstein has been a Director of the Company since July 1996. Mr. Silverstein serves as Chairman of the Board of Directors of Nina Footwear, a company he founded with his brother in 1952. Mr. Silverstein is the father-in-law of Ezra Dabah, Chairman of the Board and Chief Executive Officer of the Company.

Our Proposal to Ratify the Appointment of Deloitte & Touche LLP as the Company's Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors ("Audit Committee") has appointed Deloitte & Touche LLP ("Deloitte & Touche") as the Company's independent registered public accounting firm for the fiscal year ending January 28, 2006.

The Audit Committee will consider the outcome of this vote in its decision to appoint the Company's independent registered public accounting firm for next year; however, since our By-Laws do not require that our stockholders ratify the appointment of the Company's independent registered public accounting firm, it is not bound by the stockholders' decision. Even if the selection is ratified, the Audit Committee, in its sole discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

A representative of Deloitte & Touche will attend the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from stockholders.

The Board of Directors recommends a vote FOR the ratification of the selection of Deloitte & Touche as the Company's independent registered public accounting firm.

Our Proposal to Approve the 2005 Equity Incentive Plan of The Children's Place Retail Stores, Inc.

The Company is submitting for stockholder approval a new equity incentive plan under which key employees and directors of the Company and its subsidiaries will be eligible to receive incentive awards, including stock options, stock appreciation rights, restricted stock awards, deferred stock awards and performance awards. The Board of Directors unanimously has approved this plan, which is called the 2005 Equity Incentive Plan of The Children's Place Retail Stores, Inc. (the "2005 Equity Incentive Plan"), and the Board of Directors has recommended that it be submitted to stockholders for approval. On April 18, 2005, the Board of Directors approved the 2005 Equity Incentive Plan on the recommendation of the Compensation Committee of the Board of Directors ("Compensation Committee"), a committee composed entirely of independent members of the Board of Directors. The 2005 Equity Incentive Plan will become effective if and when approved by the Company's stockholders.

Statement in Support of Approval of the Proposed 2005 Equity Incentive Plan

The Board of Directors recommends that the stockholders approve the Company's 2005 Equity Incentive Plan. Because the Company's 1996 Stock Option Plan and 1997 Stock Option Plan (the "1996 and 1997 Stock Option Plans") only allow the Company to grant stock options, and in light of Statement of Financial Accounting Standards 123 (Revised 2004), Share-Based Payment, which will require the Company to expense stock-based compensation when it becomes effective, approval of the 2005 Equity Incentive Plan is advantageous for the Company to continue to grant equity incentives. The fundamental objective of the 2005 Equity Incentive Plan is to ensure that the interests of the Company are advanced by aligning the interests of its key employees, upon whose judgment the Company is dependent for the successful operation of its business, with the Company's performance. The Company's executive compensation policies are designed to ensure that our key employees are provided incentives and compensation in a way that advances both the short and long term interests of stockholders while also ensuring the Company is able to attract and retain executive management talent. The equity incentives allowable under the 2005 Equity Incentive Plan are essential to implement the Company's executive compensation policies.

Description of the 2005 Equity Incentive Plan

The 2005 Equity Incentive Plan would govern grants of stock-based awards to employee and director participants awarded after May 2, 2005. Whether or not the 2005 Equity Incentive Plan is approved, the 1996 and 1997 Stock Option Plans will remain in effect. If the 2005 Equity Incentive Plan is approved, a maximum of 2.0 million shares of Common Stock will be reserved for issuance under the 2005 Equity Incentive Plan. As of April 29, 2005, options for 560,573 shares remain available for grant under the 1996 and 1997 Stock Option Plans, as amended by stockholders in 2004. If the 2005 Equity Incentive Plan is approved, the Compensation Committee will not grant any additional options under the 1996 and 1997 Stock Option Plans and the number of shares reserved under the 1996 and 1997 Stock Option Plans will be reduced to approximately 3,987,119 shares to cover the number of options outstanding under such plans as of April 29, 2005.

Based on the recommendation of the Compensation Committee, the Board of Directors has unanimously approved the 2005 Equity Incentive Plan. The 2005 Equity Incentive Plan is designed to support the Company's long-term business objectives in a manner consistent with our executive compensation philosophy. The Board of Directors believes that by allowing the Company to continue to offer its key employees and directors long-term, performance-based compensation through the 2005 Equity Incentive Plan, the Company will promote the following key objectives:

  •
  aligning the interest of employees with those of the stockholders through increased employee ownership of the Company; and

  •
  attracting, motivating and retaining experienced and highly qualified employees who will contribute to the Company's financial success.

The 2005 Equity Incentive Plan provides for a variety of equity award vehicles to maintain flexibility. The 2005 Equity Incentive Plan will permit the grant of stock options, stock appreciation rights, restricted stock awards, deferred stock awards and performance awards (collectively referred to as "incentive awards"). Stock options are the only equity awards currently available to employees and directors under the 1996 and 1997 Stock Option Plans.

Key employees and directors of the Company and its subsidiaries are eligible to receive incentive awards under the 2005 Equity Incentive Plan. The relative mix of equity compensation to total compensation increases in relation to a participant's role in influencing stockholder value.

The 2005 Equity Incentive Plan is designed to meet the requirements for deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") with respect to stock options and stock appreciation rights under the 2005 Equity Incentive Plan that are intended to qualify as "performance-based compensation" under Code Section 162(m). Also, in order to meet Code Section 162(m) requirements, the 2005 Equity Incentive Plan provides limits on the number and type of shares that any one participant may receive during any calendar year, as described below.

The following is a summary of the 2005 Equity Incentive Plan. The full text of the 2005 Equity Incentive Plan is attached to this Proxy Statement as Exhibit A, and the following summary is qualified in its entirety by reference to this Exhibit.

Plan Administration

The selection of potential participants in the 2005 Equity Incentive Plan, the level of participation of each participant and the terms and conditions of all incentive awards shall be determined by the Compensation Committee. It is intended that each member of the Compensation Committee will be an "independent director" for purposes of the Company's Corporate Governance Guidelines, the

Compensation Committee's Charter and the NASD listing requirements. The Compensation Committee shall consist of two or more directors of the Company, each of whom shall be a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an "outside director" within the meaning of Section 162(m) of the Code. Currently, the Compensation Committee is comprised of three Directors, each meeting the independence criteria.

The Compensation Committee shall have full power and authority to administer and interpret the 2005 Equity Incentive Plan. Determinations of the Compensation Committee as to any question which may arise with respect to the interpretation of the provisions of the 2005 Equity Incentive Plan and incentive awards granted thereunder shall be final. The Committee may take any action with regard to the 2005 Equity Incentive Plan as it shall deem desirable to effectuate the plan's purpose, so long as said actions are not inconsistent with the provisions of the 2005 Equity Incentive Plan. The Compensation Committee may authorize and establish such rules, regulations and revisions as it may deem advisable to make the 2005 Equity Incentive Plan and incentive awards granted thereunder effective or provide for their administration.

Limitations on Plan Awards

If the 2005 Equity Incentive Plan is approved, the Board of Directors will reserve a maximum of 2.0 million shares for issuance pursuant to stock options, stock appreciation rights, restricted stock awards, deferred stock awards and performance awards under the 2005 Equity Incentive Plan. A participant may receive multiple incentive awards under the 2005 Equity Incentive Plan. A maximum of 500,000 shares may be granted under the 2005 Equity Incentive Plan to an individual pursuant to stock options and stock appreciation rights awarded during any calendar year.

Eligibility and Participation

Key employees and directors of the Company and its subsidiaries qualify as potential participants under the 2005 Equity Incentive Plan. The selection of potential participants, the level of participation of each participant and the terms and conditions of all incentive awards shall be determined by the Compensation Committee in its sole discretion, subject, however, to the terms and conditions of the 2005 Equity Incentive Plan. Non-employee directors shall only be eligible to receive stock appreciation rights under the 2005 Equity Incentive Plan.

Types of Plan Awards

As described in the Compensation Committee Report, the Company's current equity compensation awards to employees and directors are only comprised of stock options. The 2005 Equity Incentive Plan would provide for a variety of other equity incentives to preserve flexibility. The incentive awards that may be issued under the 2005 Equity Incentive Plan are described below.

Stock Options

The number of stock options granted to a participant shall be determined by the Compensation Committee in its sole discretion and shall be reflected in an option agreement between the participant and the Company. The price per share of the shares to be purchased pursuant to the exercise of any option shall be fixed by the Compensation Committee at the time of the grant; provided, however, that in no event shall the purchase price be less than 100% of the fair market value of a share on the date of the grant of the option.

Stock options granted under the 2005 Equity Incentive Plan may be either non-qualified stock options or incentive stock options qualifying under Section 422 of the Code. The maximum number of shares of

Common Stock that may be subject to incentive stock options granted to an individual in a given year is 500,000. No option which is intended to qualify as an incentive stock option shall be granted under the 2005 Equity Incentive Plan to any person who, at the time of such grant, is not an employee of the Company or a subsidiary thereof.

No option which is intended to qualify as an incentive stock option may be granted under the 2005 Equity Incentive Plan to any employee who, at the time the option is granted, owns shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, unless the exercise price under such option is at least 110% of the Fair Market Value of a share on the date such option is granted and the duration of such option is not more than five (5) years.

The duration of any option granted under the 2005 Equity Incentive Plan shall be fixed by the Compensation Committee at the time of grant; provided, however, that no option shall remain in effect for a period of more than ten (10) years from the date upon which it is granted. The vesting schedule of any option shall be fixed by the Compensation Committee at the time of grant. Notwithstanding the foregoing, all or any part of any remaining unexercised options granted to a participant under the 2005 Equity Incentive Plan may generally be exercised under the following occasions: (a) upon the holder's retirement from the Company on or after his or her 65th birthday; (b) upon the disability or death of the holder; (c) upon a change in control of the Company as defined in the 2005 Equity Incentive Plan; or (d) upon special circumstances or events which, in the opinion of the Compensation Committee, merit special consideration.

Stock Appreciation Rights

A stock appreciation right entitles the participant, upon settlement, to receive a number of shares of Common Stock equal to (a) the product obtained by multiplying (1) the excess of the fair market value of a share of our Common Stock on the date of settlement over the base price of the right, by (2) the applicable number of shares of Common Stock subject to the right that has been exercised, divided by (b) the fair market value of a share of our Common Stock on the date of settlement. Stock appreciation rights may be granted on a stand-alone basis or in tandem with a related stock option. The base price may not be less than the fair market value of a share of Common Stock on the date of grant. Under the 2005 Equity Incentive Plan, stock appreciation rights are generally subject to the same vesting, exercise and duration conditions set forth above for stock options.

The Compensation Committee, in its sole discretion, may limit the amount payable upon the exercise of a stock appreciation right. Any such limitation shall be determined as of the date of grant and shall be reflected in an agreement between the participant and the Company.

Restricted Stock Awards

A restricted stock award represents shares of Common Stock that are issued subject to restrictions on transfer and vesting requirements as determined by the Compensation Committee. Vesting requirements may be based on the continued service of the participant for a specified time period or on the attainment of specified business performance goals established by the Committee or both. Subject to the transfer restrictions and vesting requirements of the award, the participant will have the same rights as one of the Company's stockholders, including all voting and dividend rights, during the restriction period, unless the Committee determines otherwise at the time of the grant. All restricted stock awards shall be evidenced by an agreement between the participant and the Company.

As set forth in the 2005 Equity Incentive Plan, all restrictions to which a restricted stock award is subject shall lapse (a) upon the holder's retirement from the Company on or after his or her 65th birthday; (b) upon the disability or death of the holder; (c) upon a change in control of the Company as defined in the 2005 Equity Incentive Plan; or (d) upon special circumstances or events which, in the opinion of the Compensation Committee, merit special consideration.

Deferred Stock Awards

A deferred stock award entitles the participant to receive Common Stock at the end of a specified deferral period. The Compensation Committee shall have the sole discretion to establish restrictions on a deferred stock award at the time of the grant, including the applicable deferral period. Other restrictions may include continued service requirements, performance requirements, or both. A deferred stock award shall be evidenced by an agreement executed on behalf of the Company and the participant. All restrictions to which a deferred stock award is subject shall lapse under the same circumstances set forth above under Restricted Stock Awards.

Performance Awards

The Compensation Committee shall have the authority to grant a participant a performance award. The value of the performance award may be linked to the market value, book value, net profits or other measure of the value of a share of Common Stock, or other specific performance criteria determined by the Compensation Committee. The terms and conditions of a performance award shall be determined by the Compensation Committee in its sole discretion at the time of the grant and as set forth in the applicable performance award agreement.

Grants of Stock Appreciation Rights to Eligible Directors

Each eligible non-employee director of the Company who is initially elected to the Board of Directors of the Company shall be granted 15,000 stock appreciation rights on the date of his or her initial election to the Board of Directors. On the last day of each fiscal year of the Company, each eligible non-employee director shall be granted an additional 6,000 stock appreciation rights. The stock appreciation rights granted on the last day of the fiscal year shall be prorated for directors who are initially elected during the given fiscal year.

Termination of Employment or Service

Unless otherwise provided in a participant's employment and/or other agreement, unexercised options and/or rights granted under the 2005 Equity Incentive Plan will terminate immediately upon the cessation or termination of the participant's employment or service with the Company. However, upon a cessation or termination of employment of service without cause, the participant shall have ninety (90) days within which to exercise any unexercised options and/or rights that the participant could have exercised on the day on which such employment or service was terminated, provided that such exercise be accomplished prior to the expiration of the term of the unexercised option and/or right. Notwithstanding the foregoing, if the cessation of employment or service is due to disability or death, the holder or the representative of the participant's estate shall have, for at least a period of one (1) year, the privilege of exercising options and/or rights which are vested but unexercised at the time of disability or death.

Unless otherwise provided in a participant's employment agreement, the Compensation Committee shall determine in its sole discretion at the time of grant of a restricted stock award, deferred stock award and/or performance award, the affect, if any, that a termination of a participant's employment or service with the Company shall have on the award. Any and all terms and conditions regarding termination, if any, shall be set forth in the applicable award agreement. Notwithstanding the foregoing, a participant's interest in a restricted stock award, deferred stock award and/or performance award shall terminate immediately upon termination for cause.

Limited Transferability

All stock options, stock appreciation rights, restricted stock awards, deferred stock awards, performance awards and all other rights under the 2005 Equity Incentive Plan are non-transferable and non-assignable by the holder thereof except to the extent that the estate of a deceased holder of an award or right may be permitted to exercise them. Options and rights may be exercised or surrendered during the participant's lifetime only by the participant.

Adjustments for Corporate Changes

In the event of recapitalizations, reclassifications or other specified events affecting the Company or shares of Common Stock, appropriate and equitable adjustments may be made to the number and kind of shares of Common Stock available for grant, the maximum limitations under the 2005 Equity Incentive Plan and the number and kind of shares of Common Stock or other rights and prices under outstanding incentive awards.

Term, Modifications and Amendments

The 2005 Equity Incentive Plan will have a term of ten years expiring on April 18, 2015, unless terminated earlier by the Board of Directors. The Board of Directors may at any time and from time to time and in any respect amend or modify the Plan. The Board of Directors may seek the approval of any amendment or modification by the Company's stockholders to the extent necessary or advisable in its sole discretion for purposes of compliance with Section 162(m) or Section 422 of the Code, the listing requirements of the NASDAQ National Market or another exchange or securities market or for any other purpose. No amendment or modification of the 2005 Equity Incentive Plan may adversely affect any outstanding incentive award without the consent of the participant or the permitted transferee of the award. Any material amendment by the Board of Directors or Compensation Committee, including an amendment which would increase the number of shares issuable under the 2005 Equity Incentive Plan or to any individual or change the class of participants, will require the approval of the stockholders of the Company within one (1) year of such amendment.

Issuance of Shares

The Company may postpone the issuance and delivery of shares granted under the 2005 Equity Incentive Plan until (a) the admission of such shares to listing on the applicable principle securities exchange or securities trading market, and (b) the completion of registration or other qualification of the shares under any State or Federal law, rule or regulation as the Company may deem advisable. Holders of incentive awards granted under the 2005 Equity Incentive Plan shall make representations and furnish information, which in the opinion of the Company's counsel, is appropriate to permit the Company to issue shares in compliance with the provisions of the Securities Act of 1933, and the rules and regulations promulgated thereunder, or any comparable act.

Income Tax Withholding

If the Company is required to withhold any amounts by reason of Federal, State, local or foreign tax rules or regulations with respect to an incentive award granted under the 2005 Equity Incentive Plan, the Company shall be entitled to take appropriate action in order to ensure compliance with such withholding requirements. In order to facilitate payment by the holder of an incentive award of his or her withholding obligations, the Company may, at its election, (a) deduct the appropriate withholding amount from any cash payment due to the holder, (b) require the holder to pay to the Company the appropriate withholding amount in cash, (c) permit the holder to elect to have the Company withhold a portion of the shares otherwise to be delivered with respect to the incentive award, the fair market value of which is equal to the minimum statutory withholding amount, or (d) permit the holder to elect to deliver to the Company shares already owned by the holder for at least six (6) months, the fair market value of which is equal to the appropriate withholding amount.

The Board of Directors recommends a vote FOR approval of the 2005 Equity Incentive Plan of The Children's Place Retail Stores, Inc.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND COMMITTEES

Corporate Governance

Our business is managed by the Company's employees under the direction and oversight of the Board of Directors. Except for Ezra Dabah, our Chairman and Chief Executive Officer, none of the members of the Board of Directors is an employee of the Company. The Board of Directors limits membership of its committees to independent non-management directors. We keep members of the Board of Directors informed of our business through discussions with management, materials we provide to them, visits to our offices and their participation in Board of Directors and committee meetings.

Our Board of Directors has adopted a comprehensive set of corporate governance principles and has outlined them in our Board of Directors' Charter and Corporate Governance Guidelines which, along with each charter of its committees and the Company's Code of Business Conduct and Ethics for employees and directors, provide the framework for the governance of the Company.

Our Board of Directors' Charter and Corporate Governance Guidelines sets forth overall standards and policies for the responsibilities and practices of our Board of Directors and its committees, including reviewing, approving and monitoring fundamental financial and business strategies and major corporate actions; ensuring processes are in place for maintaining our Company's integrity; assessing our major risks and reviewing options for their mitigation; and providing counsel and oversight on the selection, evaluation, development and compensation of senior management.

All of our employees, including our chief executive officer and chief financial officer, and our directors are required to comply with our Code of Business Conduct and Ethics, a copy of which is available under the Investor Relations section of our website at http://www.childrensplace.com.

Director Independence

A majority of the Board of Directors consists of non-management directors who meet certain criteria for independence required by the NASDAQ Stock Market. The Corporate Governance Committee evaluates each director annually to determine whether the director has any material relationship with the Company (whether directly or as a partner, stockholder, or officer of an organization that has a relationship with the Company), considering all relevant information provided by each director regarding the director's business and other relationships with the Company and its affiliates and with management and their affiliates. Applying the independence guidelines set forth in Rule 4200(a)(15) of the listing standards of the NASDAQ Stock Market (the "NASDAQ listing standards"), Messrs. Crovitz, Elvey and Fisch and Ms. Kasaks have been determined by the Board of Directors to be independent of the Company and its management.

Consideration of Director Nominees

The Corporate Governance Committee of the Board of Directors (the "Corporation Governance Committee") is responsible for all matters related to the selection and qualification of members of the Board of Directors and structure of its committees, as well as any other matters relating to the duties of the members of the Board. The Corporate Governance Committee acts as a nominating committee for director candidates and committee membership.

When evaluating potential candidates for membership on the Board of Directors, the Corporate Governance Committee will consider the skills and characteristics that the Board of Directors requires of new directors at the time the evaluation is made. The assessment includes an analysis of each candidate's judgment, financial literacy, maturity, experience, commitment, integrity and accountability, as well as consideration of diversity, age and an assessment of the perceived needs of the Board of Directors and its committees at that point in time.

Any stockholder of record on the record date for the Annual Meeting entitled to vote at such meeting or a duly authorized proxy for such stockholder may propose to nominate a candidate to the Board of Directors by submitting a written notice or by having a written notice submitted on his or her behalf ("Notice of Proposed Director Nominee"). The Notice of Proposed Director Nominee, including the information outlined below, must be delivered either personally or mailed and received by the Company at 915 Secaucus Road, Secaucus, New Jersey 07094, Attention: Secretary not later than the close of business on the tenth day following the day on which either this notice of annual meeting was mailed to stockholders or filed with the Securities and Exchange Commission, whichever first occurred.

The Notice of Proposed Director Nominee must include the following:

  •
  the name and address of the person proposing to nominate such candidate for director;

  •
  the class and number of shares held of record, held beneficially and represented by proxy by such person as of the record date for the annual meeting and as of the date of the Notice of Proposed Director Nominee;

  •
  all information regarding each nominee that would be required to be set forth in a definitive proxy statement filed with the Securities and Exchange Commission;

  •
  the written consent of each nominee to serve if elected;

  •
  any material interest of the stockholder in the election of the director nominee; and

  •
  all other information that would be required to be filed with the Securities and Exchange Commission if, with respect to the nomination of such candidate for director, the person proposing such nomination was a participant in a solicitation subject to Section 14 of the Securities and Exchange Act of 1934, as amended.

The Board of Directors, or Corporate Governance Committee, may require a proposed nominee for director to furnish such other information as may be required to be set forth in the Notice of Proposed Director Nominee, which pertain to such proposed nominee or which may be reasonably required to determine the eligibility of such proposed nominee to serve as a director of the Company.

Committees of the Board of Directors

The Board of Directors has three standing committees: the Compensation Committee, the Corporate Governance Committee and the Audit Committee. In addition to the duties described below and contained in their respective charters, each committee may be assigned additional duties by the Board of Directors from time to time, and each is charged with reporting its activities to the Board of Directors.

Compensation Committee

The Compensation Committee discharges the responsibilities of the Board of Directors relating to compensation of the Company's Chief Executive Officer and other senior management in a manner consistent with and in support of the business objectives of the Company, competitive practice and all applicable rules and regulations, including the granting of equity incentives and supervision of the Company's equity incentive plan and stock option plans.

Messrs. Crovitz and Elvey and Ms. Kasaks serve on the Compensation Committee. Applying the independence guidelines set forth in Rule 4200(a)(15) of the NASDAQ listing standards, all three members have been determined by the Board of Directors to be independent. Mr. Crovitz serves as this committee's Chairperson. Although Mr. Megrue previously served on the Compensation Committee, he resigned from the Committee effective September 7, 2004.

The Compensation Committee operates pursuant to a charter which can be viewed under the Investor Relations section of our website at http://www.childrensplace.com.

Corporate Governance Committee

The Corporate Governance Committee is responsible for the selection and qualification of members of the Board of Directors and candidates. In addition, the Corporate Governance Committee acts as a nominating committee for candidates for the Board of Directors and its committees. The Corporate Governance Committee also assists the Board of Directors with oversight of other corporate governance matters, including the evaluation of the effectiveness of each member of the Board of Directors and the performance of the Board of Directors as a whole.

Ms. Kasaks and Mr. Elvey currently serve on the Corporate Governance Committee. Ms. Kasaks serves as the Corporate Governance Committee's Chairperson. Applying the independence guidelines set forth in Rule 4200(a)(15) of the NASDAQ listing standards, Mr. Elvey and Ms. Kasaks have been determined by the Board of Directors to be independent.

The Corporate Governance Committee operates pursuant to a charter which can be viewed under the Investor Relations section of our website at http://www.childrensplace.com.

Audit Committee

The Audit Committee monitors the preparation and integrity of the Company's financial statements, its financial reports and disclosure practices; the soundness of the Company's system of internal controls regarding finance and accounting compliance; and the appointment, qualifications, independence and performance of the Company's independent registered public accounting firm. Additionally, the Audit Committee has oversight responsibility for the performance of the Company's internal audit function and compliance with related legal and regulatory requirements.

Messrs. Elvey and Fisch and Ms. Kasaks currently serve on the Audit Committee. Mr. Elvey serves as the Audit Committee's Chairperson. The Board of Directors has determined that all three members are independent applying the NASDAQ listing standards and the applicable rules and regulations of the Securities and Exchange Commission. The Board of Directors has determined that Malcolm Elvey is an "audit committee financial expert," as such term is defined in Item 401(h) of Regulation S-K of the Securities and Exchange Commission.

The Audit Committee operates pursuant to a charter which can be viewed under the Investor Relations section of our website at http://www.childrensplace.com.

Meetings of the Board of Directors

During the fiscal year ended January 29, 2005, there were six meetings of the Board of Directors, 13 meetings of the Audit Committee, six meetings of the Compensation Committee, and four meetings of the Corporate Governance Committee. Each incumbent director of the Company attended in excess of 75% of the aggregate of the total number of meetings of the Board of Directors and committees thereof on which such director served.

Compensation of Directors

During fiscal 2004, the Company paid each director who was not an officer of the Company or an affiliate of The SK Equity Fund, L.P. and/or SK Investment Fund, L.P. (collectively, the "SK Funds") compensation of $15,000 per annum and a fee of $1,000 for each meeting of the Board of Directors attended, whether in person or telephonically, plus reimbursement of expenses for each such meeting. Each Chairperson of a standing committee of the Board of Directors received additional compensation of $2,000 per annum. In addition, each director serving on a standing committee of the Board of Directors, including the Chairperson of such committee, received $750 for each meeting of a standing committee of the Board attended, whether in person or telephonically, plus reimbursement of expenses for each such meeting. In addition, the Company maintained its policy to grant 15,000 nonqualified stock options to each eligible director upon their initial election to the Board of Directors and to grant each eligible director an additional 6,000 nonqualified stock options per annum at the beginning of each fiscal year.

On April 18, 2005, the Board of Directors approved a new compensation plan for its non-employee directors. Under the plan, each such director will receive an annual retainer of $30,000 and an annual grant of 6,000 stock options under the Company's stock option plan (or any similar plan then in effect). In addition, each non-employee director will receive $1,250 for each meeting of the Board of Directors attended, plus reimbursement of reasonable out-of-pocket expenses. The Chairperson of each of the Company's Corporate Governance Committee and Compensation Committee will receive additional annual compensation of $7,500. The Chairperson of the Company's Audit Committee will receive additional annual compensation of $10,000. Each member of a standing committee of the Board of Directors will receive $1,000 for each committee meeting attended, plus reimbursement of reasonable out-of-pocket expenses.

Audit Committee Report

The Audit Committee is comprised of three independent directors and operates under a written charter adopted and approved by the Board of Directors. The Audit Committee held 13 meetings in fiscal 2004. The meetings facilitated communication with senior management and employees, the internal auditors and Deloitte & Touche, the Company's independent registered public accounting firm. The Audit Committee held discussions with the internal auditors and Deloitte & Touche, both with and without management present, on the results of their examinations and the overall quality of the Company's financial reporting and internal controls.

The Audit Committee has the sole authority to appoint or replace the independent registered public accounting firm, and is directly responsible for the oversight of the scope of its role and the determination of its compensation. The Audit Committee regularly evaluated the performance and independence of Deloitte & Touche and, in addition, reviewed and pre-approved all services provided by Deloitte & Touche during fiscal 2004.

As stated in the Audit Committee's charter, the Audit Committee's responsibility is one of oversight. It is the responsibility of the Company's management to establish and maintain a system of internal control over financial reporting, to plan and conduct audits, and to prepare consolidated financial statements in accordance with U.S. generally accepted accounting principles. The Company's independent registered public accounting firm, Deloitte & Touche, is responsible for performing an independent audit of the Company's consolidated financial statements and to issue a report thereon. The Audit Committee does not provide any expert or other special assurance as to the Company's financial statements or any expert or professional certification as to the work of the Company's independent registered public accounting firm.

In fulfilling its responsibilities, the Audit Committee has met and held discussions with management and Deloitte & Touche regarding the fair and complete presentation of the Company's financial results. The

Audit Committee has discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. The Committee has met to review and discuss the annual audited and quarterly consolidated financial statements for the Company for the 2004 fiscal year (including the disclosures contained in the Company's 2004 Annual Report on Form 10-K and its 2004 Quarterly Reports on Form 10-Q, under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations") with the Company's management and Deloitte & Touche. The Audit Committee also reviewed and discussed with management, the internal auditors and Deloitte & Touche, the reports required by Section 404 of the Sarbanes-Oxley Act of 2002, namely, management's annual report on the Company's internal control over financial reporting and Deloitte & Touche's attestation report.

The Audit Committee has discussed with Deloitte & Touche the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees" (Codification of Statement on Auditing Standards, AU 380), as modified or supplemented. In addition, the Audit Committee has received the written disclosures and the letter from Deloitte & Touche required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees", as modified or supplemented, and has discussed with Deloitte & Touche its independence from the Company and its management. The Audit Committee also has considered whether the provision of non-audit services by Deloitte & Touche is compatible with maintaining Deloitte & Touche's independence.

Based on the Audit Committee's review of the audited consolidated financial statements, its discussion with management regarding the audited consolidated financial statements, its receipt of written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, its discussions with the independent registered public accounting firm regarding such auditors' independence, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, and other matters, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements for the fiscal year ended January 29, 2005, be included in the Company's Annual Report to Stockholders and in the Company's Annual Report on Form 10-K for such fiscal year.

Submitted by the Audit Committee

Malcolm Elvey, Chairman

Sally Frame Kasaks

Robert Fisch

INDEPENDENT AUDITORS

The Board of Directors of the Company has selected Deloitte & Touche as the independent registered public accounting firm of the Company for the fiscal year ending January 28, 2006. A representative of Deloitte & Touche is expected to be present at the Annual Meeting with the opportunity to make a statement if such representative so desires and to respond to appropriate questions.

Fees Paid to Deloitte & Touche for Services Rendered During the Last Fiscal Year

The following table summarizes the aggregate fees billed to the Company by Deloitte & Touche.

	2004	2003
Audit fees	$1,309	$304
Audit-related fees	508	47
Tax fees	362	206

TOTAL	$2,179	$557

	(dollars in thousands

The ratio of tax planning and advice fees and all other fees to audit fees, audit-related fees and tax compliance fees was 0.03:1 for fiscal 2004 and 0.09:1 for fiscal 2003.

Fees for audit services billed in fiscal 2004 and fiscal 2003 consisted of an audit of the Company's annual financial statements, reviews of the Company's quarterly financial statements, a statutory audit of our Hong Kong subsidiary and, in the case of fiscal 2004, the planning and attestation of management's assessment of internal control, as required by the Sarbanes-Oxley Act of 2002, Section 404, and incremental audit procedures required as a result of our acquisition of the business of the Disney Store North America and the restatement of the company's historical financial statements to correct its lease accounting practices. In addition, there were fees for audit-related services billed in fiscal 2004 and fiscal 2003, which consisted of due diligence fees and employee benefit plan audits.

Fees for tax services billed during fiscal 2004 and fiscal 2003 consisted of tax compliance and tax planning and advice. Fees for tax compliance services totaled approximately $299,000 and $158,000 in fiscal 2004 and fiscal 2003, respectively. Tax compliance services are services rendered to document, compute and obtain government approval for amounts to be included in tax filings and consisted of Federal, state and local income tax return assistance, assistance with tax return filings in certain foreign jurisdictions, assistance with tax audits and assistance in filing for governmental tax credits. Effective in the fourth quarter of fiscal 2004, the Company engaged KPMG LLP to assist in income tax preparation for Federal, State, foreign and local tax returns.

Fees for tax planning and advice totaled approximately $63,000 and approximately $48,000 in fiscal 2004 and fiscal 2003, respectively. Tax planning and advice services include tax advice related to international regulations and structuring of foreign operations and tax advice on the impact of new legislation on the Company.

In considering the nature of the services provided by Deloitte & Touche, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with Deloitte & Touche and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the U.S. Securities and Exchange Commission to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Pre-Approval Policy

The services performed by Deloitte & Touche in fiscal 2004 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee at its April 1, 2004 meeting. This policy describes the permitted audit, audit-related, tax, and other services (collectively, the "Disclosure Categories") that Deloitte & Touche may perform. The policy requires that prior to the beginning of each fiscal year, a description of the services (the "Service List") expected to be performed by Deloitte & Touche in each of the Disclosure Categories in the following fiscal year be presented to the Audit Committee for approval.

Services provided by Deloitte & Touche during the following year that are included in the Service List were pre-approved following the policies and procedures of the Audit Committee.

Any requests for audit, audit-related, tax and other services not contemplated on the Service List must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information as of April 29, 2005, with respect to ownership of Common Stock by (i) each beneficial owner of five percent or more of the Company's Common Stock known to the Company, (ii) each director of the Company, (iii) each of the Company's five most highly compensated executive officers in fiscal 2004 and (iv) all directors and executive officers as a group. For the purpose of computing the percentage of the shares of Common Stock owned by each person or group listed in this table, any shares not outstanding which are subject to options exercisable within 60 days after April 29, 2005, have been deemed to be outstanding and owned by such person or group, but have not been deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by any other person. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

NAME AND ADDRESS OF BENEFICIAL OWNER	SHARES BENEFICIALLY OWNED	PERCENT OF CLASS
Ezra Dabah (1)(2)	5,643,070	20.5%
Stanley Silverstein (1)(3)	3,839,180	14.0%
John F. Megrue (4)(5)	76,598	*
Sally Frame Kasaks (1)(6)	27,000	*
Malcolm Elvey (1)(7)	12,200	*
Chuck Crovitz (1)(8)	0	*
Robert Fisch(1)(9)	5,000	*
Neal Goldberg (1)(10)	50,000	*
Mario A. Ciampi (1)(11)	116,264	*
Steven Balasiano (1)(12)	90,258	*
Seth L. Udasin (1)(13)	167,609	*
All Directors and Executive Officers as a Group (10 persons)(14)	6,484,690	23.3%
FMR Corp. (15)	2,427,300	8.8%

*    Less than 1%

(1)
The address of this person is c/o The Children's Place Retail Stores, Inc., 915 Secaucus Road, Secaucus, New Jersey 07094.

(2)
Includes (i) 3,386,960 shares held by trusts or custodial accounts for the benefit of Mr. Dabah's children and certain other family members, of which Mr. Dabah or his wife is a trustee or custodian and as to which Mr. Dabah or his wife, as the case may be, has voting control, and as to which shares Mr. Dabah disclaims beneficial ownership, (ii) 2,118,850 shares held by Mr. Dabah, (iii) 37,600 shares held by Mr. Dabah's wife, as to which Mr. Dabah disclaims beneficial ownership, (iv) 99,660 shares subject to options exercisable within 60 days after April 29, 2005. Does not include (i) 185,000 shares held by Mr. Dabah subject to options not yet vested, (ii) 457,300 shares beneficially owned by Stanley Silverstein, Mr. Dabah's father-in-law, and (iii) 7,000 shares held in Mr. Silverstein's profit sharing account, (iv) 20,000 shares held by Mr. Silverstein subject to options not yet vested.

(3)
Includes (i) 3,374,880 shares held by trusts for the benefit of Mr. Silverstein's children and grandchildren, of which Mr. Silverstein's wife is a trustee, and as to which Mrs. Silverstein has voting control, and as to which shares Mr. Silverstein disclaims beneficial ownership, (ii) 457,300 shares held by Mr. Silverstein and (iii) 7,000 shares held in Mr. Silverstein's profit sharing account. Does not include (i) 20,000 shares held by Mr. Silverstein subject to options not yet vested, (ii) 2,118,850 shares beneficially owned by Ezra Dabah, Mr. Silverstein's son-in-law, (iii) 37,600 shares beneficially owned by Mrs. Dabah, Mr. Silverstein's daughter, (iv) 99,660 shares issuable to Mr. Dabah upon exercise of outstanding stock options exercisable within 60 days of April 29, 2005, and (v) 185,000 shares held by Mr. Dabah subject to options not yet vested.

(4)
The address of this person is 445 Park Avenue, 11th Floor, New York, New York 10022.

(5)
Includes 76,598 shares held by Mr. Megrue.

(6)
Includes 27,000 shares issuable to Ms. Kasaks upon exercise of outstanding stock options exercisable within 60 days of April 29, 2005. Does not include 10,000 shares subject to options not yet vested.

(7)
Includes (i) 5,200 shares held by Mr. Elvey and (ii) 7,000 shares issuable to Mr. Elvey upon exercise of outstanding stock options exercisable within 60 days of April 29, 2005. Does not include 15,000 shares subject to options not yet vested.

(8)
Does not include 21,000 shares subject to options not yet vested for Mr. Crovitz.

(9)
Includes 5,000 shares issuable to Mr. Fisch upon exercise of outstanding stock options exercisable within 60 days of April 29, 2005. Does not include 16,000 shares subject to options not yet vested.

(10)
Includes 50,000 shares issuable to Mr. Goldberg upon exercise of outstanding stock options exercisable within 60 days of April 29, 2005. Does not include 335,000 shares subject to options not yet vested.

(11)
Includes (i) 29,664 shares held by Mr. Ciampi and (ii) 86,600 shares issuable upon exercise of outstanding stock options exercisable within 60 days of April 29, 2005. Does not include 132,400 shares subject to options not yet vested.

(12)
Includes (i) 36,040 shares held by Mr. Balasiano, (ii) 1,018 shares held in Mr. Balasiano's 401(k) account and (iii) 53,200 shares issuable upon exercise of outstanding stock options exercisable within 60 days of April 29, 2005. Does not include 107,800 shares subject to options not yet vested.

(13)
Includes (i) 94,209 shares held by Mr. Udasin, (ii) 200 shares held by Mr. Udasin's wife, as to which Mr. Udasin disclaims beneficial ownership and (iii) 73,200 shares issuable upon exercise of outstanding stock options exercisable within 60 days of April 29, 2005. Mr. Udasin resigned from the Company effective April 15, 2005.

(14)
Includes shares issuable upon exercise of outstanding stock options exercisable within 60 days of April 29, 2005.

(15)
The address of this person is 82 Devonshire Street, Boston, MA 02109. According to a Statement on Schedule 13G filed with the Commission on February 14, 2005, (i) FMR Corp. reported beneficial ownership of 2,427,300 shares as a result of acting as investment advisor to various investment companies, (ii) Edward C. Johnson 3d reported beneficial ownership of such 2,427,300 shares, and (iii) Abigail P. Johnson reported beneficial ownership of such 2,427,300 shares. Members of the Edward C. Johnson 3d family, including Edward C. Johnson 3d and Abigail P. Johnson, may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

Stockholders Agreement

The Company and certain of its stockholders are parties to a Stockholders Agreement entered into in 1997 (the "Stockholders Agreement"). The Stockholders Agreement sets forth certain rights and obligations in order to ensure a degree of management continuity and ownership of the Company by imposing certain restrictions and obligations on the ownership, retention and disposition of the capital stock of the Company. The Stockholders Agreement places certain limitations upon the transfer, in privately negotiated transactions, of shares of Common Stock beneficially owned by Ezra Dabah, CEO, and the SK Funds. In addition, the Stockholders Agreement provides that (1) so long as Ezra Dabah, together with members of his family, beneficially owns shares representing at least 25% of the shares of Common Stock owned by such parties on the date of the Stockholders Agreement, the stockholders party to the Stockholders Agreement will be obligated to vote all shares as to which they have voting rights in a manner such that the Board of Directors will at all times include three directors nominated by Ezra Dabah and (2) so long as the SK Funds beneficially own shares representing at least 25% of the shares of Common Stock owned by such parties on the date of the Stockholders Agreement, the stockholders party to the Stockholders Agreement will be obligated to vote all shares as to which they have voting rights in a manner such that the Board of Directors will at all times include two directors nominated by the SK Funds. Should the number of directors comprising the Board of Directors be increased, nominees for the remaining director positions will be designated by the Board of Directors.

The Stockholders Agreement provides that so long as the SK Funds beneficially own shares representing at least 25% of the shares of Common Stock owned by such parties on the date of the Stockholders Agreement, the Company will not, without the affirmative vote of at least one director nominated by the SK Funds, engage in specified types of transactions with certain of its affiliates (not including the SK Funds), take action to amend the By-Laws or Certificate of Incorporation or increase or decrease the size of the entire Board of Directors. The Stockholders Agreement also provides that certain specified types of corporate transactions and major corporate actions will require the approval of at least two-thirds of the members of the Board of Directors.

Under the terms of the Stockholders Agreement, the rights of any party thereunder will terminate at the time that such party's Common Stock constitutes less than 25% of the shares of Common Stock owned by such party on the date of the Stockholders Agreement. All the provisions of the Stockholders Agreement will terminate when no party to the Stockholders Agreement beneficially owns shares representing at least 25% of the outstanding Common Stock owned by such party on the date of the Stockholders Agreement.

On November 18, 2004, the SK Funds sold the Company's Common Stock, bringing their Common Stock ownership to less than 25% of the shares of Common Stock owned by SK Funds on the date of the Stockholders Agreement. Therefore, the SK Funds' rights under the Stockholders Agreement terminated. However, any and all obligations of the SK Funds under the Stockholders Agreement remain in full force and effect.

Executive Officers

The following table lists certain information about the current executive officers of the Company:

NAME	AGE	POSITION
Ezra Dabah	51	Chairman of the Board of Directors and Chief Executive Officer
Neal Goldberg	46	President
Mario A. Ciampi	44	Senior Vice President
Steven Balasiano	42	Senior Vice President, General Counsel and Chief Administrative Officer
Hiten Patel	37	Senior Vice President, Chief Financial Officer

For additional information about Ezra Dabah see "Item 1: Nominees for Election in Class II."

Neal Goldberg has been President of the Company since January 2004. Prior to joining the Company, from September 2001 to October 2003, Mr. Goldberg was President of The Gap Inc.'s Outlet Division overseeing 220 stores across the Gap, Old Navy and Banana Republic brands. In this role, Mr. Goldberg supervised merchandising, sourcing, planning, distribution, finance, visual merchandising and human resources. Prior to Gap, Mr. Goldberg spent two and a half years, from March 1999 to September 2001, at the Victoria's Secret Beauty/Intimate Beauty Corp. division of Limited Brands, Inc., most recently as Senior Vice President and Chief Stores Officer. Before moving to specialty retail, Mr. Goldberg spent 16 years with Macy's as a buyer, store manager and ultimately Senior Vice President/General Manager for the chain's flagship Herald Square location.

Mario A. Ciampi serves in a dual capacity as Senior Vice President of the Company and as President of the Disney Store in North America, which is operated by a subsidiary of the Company. Prior to being named President of the Disney Store in November 2004, Mr. Ciampi served as Senior Vice President, Store Development and Logistics since July 2000 and prior to that was Vice President, Store Development since joining the Company in June 1996. Prior to joining the Company, Mr. Ciampi was a principal of a private consulting firm, specializing in retail and real estate restructuring, from 1991 to 1996, in which capacity he was retained as an outside consultant on the Company's real estate activities since 1991.

Steven Balasiano was named Senior Vice President, General Counsel and Chief Administrative Officer in November 2004. Mr. Balasiano previously served as Vice President and General Counsel since joining the Company in December 1995 and Corporate Secretary since January 1996. From 2000 until September 2003, Mr. Balasiano also served as Vice President, Human Resources. Prior to joining the Company, Mr. Balasiano practiced law in the New York offices of the national law firms of Stroock & Stroock & Lavan LLP from 1992 to 1995 and Kelley Drye & Warren from 1987 to 1992.

Hiten Patel was named Senior Vice President, Chief Financial Officer in April 2005. Prior to joining the Company, Mr. Patel was the founder of a private strategic financial consultancy specializing in acquisitions and new venture development. From 1999 to 2003, Mr. Patel worked at Dell Inc., where he served in several positions, rising to the position of Director of Strategic Planning and Business Development for the enterprise systems group. Before joining Dell Inc., Mr. Patel spent two years as the Acting Corporate Controller and Director of Financial Reporting at Rickel Home Centers and four years at Arthur Andersen LLP.

EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee of the Board has furnished the following report on executive compensation for fiscal 2004.

Role of the Committee

The Compensation Committee establishes and oversees the Company's executive compensation policies and programs. The Compensation Committee also recommends to the Board of Directors base salaries, target bonus levels, actual bonuses, and long-term incentive awards to be paid to eligible employees, including senior executive management. The Compensation Committee determines and approves CEO compensation. In carrying out these functions, the Compensation Committee believes it is important to align executive compensation with business objectives and strategies, management initiatives, financial performance and enhanced stockholder value.

Our Compensation Committee is comprised of independent directors, none of whom is or was an officer or employee of the Company or its subsidiaries.

The Company's Executive Compensation Philosophy

The fundamental objective of our executive compensation program is to ensure that executives are provided incentives and compensated in a way that advances both the short and long term interests of stockholders while also ensuring that the Company is able to attract and retain executive management talent.

Under our executive compensation program, direct compensation consists of three key components:

  •
  a base salary;

  •
  a performance-based annual bonus; and

  •
  long-term incentives, including one time and periodic grants.

During fiscal 2004, the Compensation Committee, with advice and assistance from an independent compensation consultant, devoted extensive attention to redesigning its approach to the last of these components, with particular emphasis on establishing new standards for long-term incentive awards. The Compensation Committee has undertaken this redesign effort in light of the new accounting rules which require the expensing of stock options. The Compensation Committee expects the redesign efforts to be completed during fiscal 2005, and a new long-term incentive program to be approved by the Board of Directors. The new long-term incentive program is contingent upon stockholder approval of the 2005 Equity Incentive Plan.

The following report reviews the Company's executive compensation program, including recent changes, and describes the process followed by the Committee in determining key elements of fiscal year 2004 executive compensation, including compensation for the executive officers named in the Summary Compensation Table in this proxy statement.

Executive Compensation Policies

In fiscal 2004, the Compensation Committee hired an independent consultant to review the Company's executive compensation program, including a review of the competitiveness of each component of the Company's program. The Company's strategy with respect to each component of the executive compensation program, base salary, annual bonus and long-term incentive grants, is intended to achieve two principal objectives:

  •
  continue the Company's historical practice of linking compensation with performance, including both the Company's financial performance and an assessment of each senior executive's individual performance; and

  •
  improve the clarity of the Company's compensation practices and objectives for both employees and stockholders.

Base Salary

Base salaries are established based on the scope of responsibilities, taking into account competitive market compensation paid by other companies for similar positions. The Compensation Committee sets base salaries at a level designed to attract and retain superior leaders. Base salaries are reviewed annually, and adjusted from time to time to recognize outstanding individual performance, promotions and competitive compensation levels.

During fiscal 2004, the Compensation Committee took action to adjust the compensation of two executive officers named in the Summary Compensation Table, Mario Ciampi and Steven Balasiano. Mr. Ciampi and Mr. Balasiano received increases in connection with promotions.

Annual Bonuses for Senior Executive Officers and Other Bonus Eligible Employees

Bonus targets for senior executive officers are based on an assessment of performance compared against the financial, operational and strategic goals and objectives established for the executive. Annual bonuses are paid to provide incentive and reward superior performance for the year. In the past, we have paid bonuses in cash twice a year. Beginning in fiscal 2005, we will pay bonuses annually for the prior year's performance based upon meeting the specific financial and other key goals established for the Company and the bonus target established for each eligible employee.

Long-Term Incentive Compensation Program for Fiscal 2004

In the past the Company made annual stock option grants to eligible employees, including our senior executive officers. Each stock option permits the holder, generally for a period of ten years, to purchase one share of the Company's stock from the Company at the exercise price, which is the price of the Company's stock on the date of grant. Stock options have value only to the extent the price of the Company's stock on the date of exercise exceeds the exercise price. Stock options granted in 2004 generally become exercisable in five equal annual installments beginning one year after the grant date. The number of stock options granted to our five most highly paid senior executive officers in 2004 and the value of these awards are shown in the Options Granted During Last Fiscal Year summary table.

CEO Compensation

The Compensation Committee reviews and approves the compensation of Ezra Dabah, the Company's Chief Executive Officer. Pursuant to Mr. Dabah's employment agreement and based on the Company's performance in the preceding fiscal year, Mr. Dabah received a base salary for the fiscal year ended January 29, 2005 of $770,769, which was a 7% increase from the previous fiscal year. In addition, Mr. Dabah received a bonus based on the Company's earnings in the amount of $602,300 and a grant of stock options for 100,000 shares. The Compensation Committee determines Mr. Dabah's compensation based on whether Mr. Dabah accomplished his performance goals established at the beginning of the fiscal year. During 2004, Mr. Dabah exceeded expectations for his performance goals related to store sales, management and store performance.

Policy on Deductibility of Compensation

Section 162(m) of the Code imposes a limitation on the deductibility of nonperformance-based compensation in excess of $1 million paid to executive officers. The Compensation Committee believes that the Company will be able to continue to manage its executive compensation program to preserve federal income tax deductions.

Compensation Committee Interlocks

Members of the Compensation Committee for the fiscal year ended January 29, 2005, were Messrs. Crovitz and Elvey and Ms. Kasaks. None of these individuals has ever been an officer of the Company or any of its subsidiaries and no "compensation committee interlocks" existed during the 2004 fiscal year.

Submitted by the Compensation Committee

Chuck Crovitz, Chairman

Malcolm Elvey

Sally Frame Kasaks

Summary of Executive Compensation

The following table summarizes the compensation for fiscal 2004, fiscal 2003 and fiscal 2002 for the Company's Chief Executive Officer and each of its four other most highly compensated executive officers:

SUMMARY COMPENSATION TABLE

		ANNUAL COMPENSATION (1)		LONG-TERM COMPENSATION
NAME AND PRINCIPAL POSITION	FISCAL YEAR	SALARY ($)	BONUS ($)	SECURITIES UNDERLYING OPTIONS (#)		COMPENSATION ($)
Ezra Dabah Chairman of the Board and Chief Executive Officer	2004 2003 2002	770,769 720,000 720,000	$602,300 498,000 —	100,000 — —	(2)	$26,643 25,000 25,500	(3) (3) (3)
Neal Goldberg (4) President	2004 2003	625,000 16,827	495,313 —	— 250,000	(5)	876 —	(6)
Mario A. Ciampi Senior Vice President	2004 2003 2002	380,769 337,500 330,006	309,240 194,820 —	— 30,000 22,000	(7) (8)	12,988 5,000 5,500	(9) (10) (10)
Steven Balasiano Senior Vice President, General Counsel and Chief Administrative Officer	2004 2003 2002	308,846 263,750 255,000	211,860 155,270 —	20,000 20,000 14,000	(11) (7) (8)	5,385 4,559 4,020	(3) (10) (10)
Seth L. Udasin (12) Vice President, Finance, Chief Financial Officer and Treasurer	2004 2003 2002	290,000 263,750 255,000	160,878 135,861 —	— 20,000 14,000	(7) (8)	5,492 5,000 5,500	(3) (10) (10)
(1)
Fiscal 2004 and fiscal 2003 include bonuses earned in such fiscal year, portions of which were paid in the following fiscal year. Other annual compensation did not exceed $50,000 or 10% of the total salary and bonus for any of the named executive officers.

(2)
Each of the options granted becomes exercisable at the rate of 20% on or after September 18, 2005, and 20% on or after the first, second, third and fourth anniversaries of September 18, 2005.

(3)
Amounts shown consist of the Company's matching contributions under The Children's Place 401(k) Savings and Investment Plan and insurance premiums paid by the Company with respect to life insurance for the benefit of the executive.

(4)
Joined the Company in January 2004.

(5)
Each of the options granted in fiscal 2003 becomes exercisable at the rate of 20% on or after January 31, 2005, and 20% on or after the first, second, third and fourth anniversaries of January 31, 2005.

(6)
Amounts shown consist of insurance premiums paid by the Company with respect to life insurance for the benefit of the executive.

(7)
Each of the options granted becomes exercisable at the rate of 20% on or after September 18, 2004, and 20% on or after the first, second, third and fourth anniversaries of September 18, 2004.

(8)
Each of the options granted becomes exercisable at the rate of 20% on or after September 18, 2003, and 20% on or after the first, second, third and fourth anniversaries of September 18, 2003.

(9)
Amounts shown consist of the Company's matching contributions under The Children's Place 401(k) Savings and Investment Plan, insurance premiums paid by the Company with respect to life insurance for the benefit of the executive and relocation costs totaling $7,500.

(10)
Amounts shown consist of the Company's matching contributions under The Children's Place 401(k) Savings and Investment Plan.

(11)
Each of the options granted becomes exercisable at the rate of 20% on or after January 31, 2006 and 20% on or after the first, second, third and fourth anniversaries of January 31, 2006.

(12)
Resigned from the Company effective April 15, 2004.

Stock Options

The following table sets forth certain information concerning options granted during fiscal 2004 to Ezra Dabah, Neal Goldberg, Mario A. Ciampi, Steven Balasiano and Seth L. Udasin.

OPTIONS GRANTED IN LAST FISCAL YEAR

	NUMBER OF SECURITIES UNDERLYING OPTIONS GRANTED						POTENTIAL REALIZABLE VALUE AT ASSUMED ANNUAL RATES OF STOCK PRICE APPRECIATION FOR OPTION TERM(5)
			% OF TOTAL GRANTED IN FISCAL 2004
NAME				EXERCISE PRICE		EXPIRATION DATE
							5%	10%
Ezra Dabah	100,000	(1)	11.3%	$20.29	(2)	8/13/2009	$325,101	$941,586
Neal Goldberg	—		—	—		—	—	—
Mario A. Ciampi	—		—	—		—	—	—
Steven Balasiano	20,000	(3)	2.3%	$31.20	(4)	11/3/2014	$392,430	$994,495
Seth L. Udasin	—		—	—		—	—	—
(1)
Option grant becomes exercisable at the rate of 20% on or after September 18, 2005, and 20% on or after each of the first, second, third and fourth anniversaries of September 18, 2005.

(2)
The exercise price was fixed at the date of the grant and was equal to 110% of the Fair Market Value per share of Common Stock on such date in accordance with the 1997 Stock Option Plan.

(3)
Option grant becomes exercisable at the rate of 20% on or after January 31, 2006, and 20% on or after each of the first, second, third and fourth anniversaries of January 31, 2006.

(4)
The exercise price was fixed at the date of the grant and was equal to the Fair Market Value per share of Common Stock on such date in accordance with the 1997 Stock Option Plan.

(5)
In accordance with the rules of the Securities and Exchange Commission, the amounts shown on this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date and do not reflect the Company's estimates or projections of future Common Stock prices. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock, the option holders' continued employment though the option period, and the date on which the options are exercised.

In addition, the Compensation Committee authorized options grants as of April 29, 2005 under the Company's 1997 Stock Option Plan with respect to a total of 971,300 shares (of which 350,000 was for the executives listed in the Summary Compensation Table).

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

The following table sets forth certain information with respect to stock options exercised by the named executive officers during fiscal 2004, including the aggregate value of gains on the date of the exercise. In addition, the table sets forth the number of shares covered by stock options as of fiscal year end, and the value of "in-the-money" stock options, which represents the positive spread between the exercise price of a stock option and market price of the shares subject to such option at fiscal year end. None of the named executives hold stock appreciation rights (SARs).

			NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS AT 1/29/05		VALUE OF UNEXERCISED IN-THE-MONEY OPTIONS AT 1/29/05
NAME	SHARES ACQUIRED ON EXERCISE	VALUE REALIZED
			EXERCISABLE	UNEXERCISABLE	EXERCISABLE	UNEXERCISABLE
Ezra Dabah	—	$—	99,660	100,000	$2,152,656	$1,671,000
Neal Goldberg	—	—	—	250,000	—	2,337,500
Mario A. Ciampi	10,000	170,000	92,600	52,400	1,820,172	851,605
Steven Balasiano	—	—	53,200	52,800	1,025,358	761,222
Seth L. Udasin	49,400	881,444	55,800	32,200	1,118,480	634,440

(1)
The market value of the Company's stock at the close of business on January 28, 2005 was $37.00.

EQUITY PLAN COMPENSATION INFORMATION

The following table provides information as of January 29, 2005 about our Common Stock, which may be issued upon the exercise of options granted to employees or members of our Board of Directors under all of our existing equity compensation plans, including the 1996 and 1997 Stock Option Plans and the Employee Stock Purchase Plan (the "ESPP").

Equity Plan Summary

	Column (A)		Column (B)		Column (C)
Plan Category	Securities to be Issued Upon Exercise of Outstanding Options		Weighted Average Exercise Price of Outstanding Options		Securities Remaining Available for Future Issuances Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))
Equity Compensation Plans Approved by Security Holders(1)	3,225,685	(2)	$22.67	(2)	1,781,263	(3)
Equity Compensation Plans Not Approved by Security Holders	N/A		N/A		N/A

Total	3,225,685		$22.67		1,781,263

(1)
These plans consist of our 1996 and 1997 Stock Option Plans and ESPP.

(2)
Represents shares issuable upon exercise of stock options granted under the 1996 and 1997 Stock Option Plans. Does not include shares purchased under the ESPP. Rights to purchase shares for the current purchase period under the ESPP began accruing on January 4, 2005. On January 31, 2005, 1,583 shares at $32.25 were purchased under the ESPP.

(3)
Includes 1,575,775 shares issuable upon grant of stock options under the 1996 and 1997 Stock Option Plans and 205,488 issuable under the ESPP.

The Compensation Committee authorized option grants as of April 29, 2005 under the Company's 1997 Stock Option Plan with respect to a total of 971,300 shares. As of April 29, 2005, options for 560,573 remain available for grant under the 1996 and 1997 Stock Option Plans. If the 2005 Equity Incentive Plan is approved, the Compensation Committee will not grant any additional options under the 1996 and 1997 Stock Option Plans.

Employment Agreements

Ezra Dabah, Chairman and CEO

Mr. Dabah's employment agreement (the "Dabah Agreement") provides that he will serve as Chairman and Chief Executive Officer of the Company from June 27, 1996, for successive three year periods, subject to termination in accordance with the termination provisions of the Dabah Agreement. Mr. Dabah's salary for the current year has not yet been determined. Mr. Dabah is entitled to receive a semi-annual bonus in an amount equal to the product of (x) 50% of his semi-annual base salary, multiplied by (y) a pre-determined bonus percentage fixed by the Board of Directors for any stated six-month period of not less than 20% nor more than 200%, based on the Company's performance during such six-month period. Although Mr. Dabah is entitled to a semi-annual bonus as described above, the Compensation Committee has approved a change to the calculation of Mr. Dabah's bonus, and Mr. Dabah has agreed to such change, such that Mr. Dabah will now receive an annual bonus in an amount equal to the product of (x) his annual base salary, multiplied by (y) a bonus percentage fixed by the Board of Directors for any twelve-month period of not less than 20% nor more than 200%, based on the Company's performance during such twelve-month period. The Dabah Agreement also provides for certain insurance and other benefits to be maintained and paid by the Company.

The Dabah Agreement provides that if Mr. Dabah's employment is terminated by the Company without cause or for disability, or by Mr. Dabah for good reason or following a change in control (as each such term is defined in the Dabah Agreement), the Company will be required to pay Mr. Dabah three times his base salary then in effect, which amount will be payable within 30 days following his termination. Mr. Dabah also will be entitled to receive any accrued but unpaid bonus compensation and all outstanding stock options under the Company's stock option plans will immediately vest. If Mr. Dabah's employment is terminated for any of the above reasons, the Company also will be required, with certain exceptions, to continue to maintain life insurance, medical benefits and other benefits for Mr. Dabah for three years. The Dabah Agreement also provides that Mr. Dabah will not, with certain exceptions, engage or be engaged in a competing business for a period of five years following termination of his employment.

Neal Goldberg, President

Mr. Goldberg's employment agreement, as amended (the "Goldberg Agreement") provides that he will serve as President of the Company beginning January 22, 2004 until such time as his employment is terminated in accordance with the termination provisions of the Goldberg Agreement. Mr. Goldberg's current salary is $655,000 per year, subject to annual review. Mr. Goldberg is also entitled to receive a semi-annual bonus in an amount equal to the product of (x) 50% of his semi-annual base salary, multiplied by (y) a pre-determined bonus percentage fixed by the Board of Directors for any stated six-month period of no more than 200%, based on the Company's performance during such six-month period. Mr. Goldberg received a one-time minimum bonus for the first six months of the 2004 fiscal year in the amount of $156,250. Mr. Goldberg's employment agreement also provides for the grant of an aggregate of 300,000 stock options, 250,000 of which were granted January 22, 2004 and 50,000 of which were granted on April 21, 2005. The Company agreed to pay Mr. Goldberg a cash adjustment in the amount of $650,000, representing the difference between the aggregate exercise price for the 50,000 options granted on April 21, 2005 and the aggregate exercise price for such options that would have applied if such options had been granted on January 22, 2004. The $650,000 will be paid in five equal installments of $130,000. The Company agreed to make the first installment payment within ten days of May 12, 2005. Each subsequent payment will be made on January 31, 2006, January 31, 2007, January 31, 2008 and January 31, 2009, subject to Mr. Goldberg's continued employment.

Although Mr. Goldberg is entitled to receive a semi-annual bonus as described above, the Compensation Committee has approved a change to the calculation of Mr. Goldberg's bonus, and Mr. Goldberg has agreed to such change, such that Mr. Goldberg will now receive an annual bonus in an amount equal to the product of (x) his annual base salary, multiplied by (y) a bonus percentage fixed by the Board of Directors for any twelve-month period of not less than 20% nor more than 200%, based on the Company's performance during such twelve-month period.

The Goldberg Agreement provides that if Mr. Goldberg's employment is terminated by the Company without cause, or by Mr. Goldberg for good reason or following a change in control (as each such term is defined in the Goldberg Agreement), the Company will be required to pay Mr. Goldberg his base salary then in effect, which amount will be payable in equal consecutive monthly installments following his termination. If Mr. Goldberg's employment is terminated by the Company without cause or by Mr. Goldberg for good reason, a portion of the stock options scheduled to vest for that period based on Mr. Goldberg's termination date will immediately vest. If Mr. Goldberg's employment is terminated due to a change of control or disability or if Mr. Goldberg dies, all of his outstanding stock options will immediately vest. The Goldberg Agreement also provides that Mr. Goldberg will not engage or be engaged in a competing business for a period of one year following termination of his employment.

Others

The Company has also entered into employment agreements with certain of its other executives which provide for the payment of severance and certain benefits following any termination without cause.

OTHER MATTERS

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's executive officers and directors, and persons who own more than 10% of the Company's common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the NASDAQ Stock Market. Officers, directors and greater than ten-percent stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all such reports they file.

Based solely on a review of the copies of such reports furnished to the Company, or written representations that no Form 5 was required, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with through April 1, 2005, except for the following late filings: (i) on August 13, 2004, Ezra Dabah, Chairman and CEO, received 100,000 employee stock options, which was reported on Form 4 on October 22, 2004, and (ii) on November 15, 2004, Richard Flaks, Senior Vice President, Planning, Allocation and Information Technology, exercised and sold 1000 shares of Common Stock, which was reported on Form 4 on November 18, 2004.

Certain Relationships and Related Transactions

Stockholders Agreement

The Company's stockholders agreement is described above.

Shareholder Receivable

In August 1999, the Company incurred approximately $227,000 in legal, accounting, printing and other costs for a secondary offering that was subsequently canceled. SKM, Ezra Dabah and Stanley Silverstein, a member of the Board of Directors, had agreed to reimburse the Company for these costs, which were included in the Company's balance sheet as a component of other assets. The Company forgave approximately $8,000 of the shareholder receivable as part of a severance agreement with one of its former executives. As of April 15, 2004, SKM and Mr. Dabah reimbursed the Company approximately $189,000 for their portions of the shareholder receivable. On March 7, 2005, Stanley Silverstein reimbursed the Company for the remaining $30,000 outstanding portion of the shareholder receivable.

Family Members

Ezra Dabah, CEO, is the son-in-law of Stanley Silverstein, a member of the Board of Directors. Mr. Silverstein's daughter, Nina Miner, who is also Mr. Dabah's sister-in-law, is employed by the Company as Senior Vice President, Design and Trend Development. Additionally, three other immediate family members of Mr. Dabah, including Jason Yagoda, Vice President, Marketing for the Disney Store, and Michael Kule, Vice President, Sourcing for the Disney Store, are employed by the Company. The aggregate annual compensation for Mr. Dabah's relatives, including Ms. Miner, Mr. Yagoda and Mr. Kule, approximated $1.5 million in fiscal 2004.

Loans to Officers

The Company had one outstanding loan to an officer at the beginning of fiscal 2002 that totaled approximately $537,000 in principal and accrued interest. The loan bore interest at the prime rate as quoted by Chase Manhattan Bank and was secured by the principal residence of the officer. The loan was originally scheduled to mature on April 15, 2002 and the term was extended by the Company to April 15, 2003. As of February 2, 2003, this loan had principal and accrued interest outstanding totaling approximately $550,000. The principal balance and accrued interest on this loan was repaid in full on April 3, 2003.

Performance Graph

The following graph compares the cumulative stockholder return on the Company's common stock with the return on the Total Return Index for the NASDAQ Stock Market (US) and the NASDAQ Retail Trade Stocks. The graph assumes that $100 was invested on January 28, 2000.

Date	The Children's Place—"PLCE"	NASDAQ	RETAIL
1/28/2000	100.000	100.000	100.000
2/2/2001	186.831	68.167	76.897
2/1/2002	240.193	49.315	91.612
1/31/2003	80.265	34.401	74.525
1/30/2004	202.470	53.537	109.264
1/28/2005	278.593	52.955	130.790

Other Business

At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is that set forth in this Proxy Statement. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.

Stockholder Proposals: 2006 Annual Meeting

Proposals of stockholders intended to be presented at the Company's 2006 Annual Meeting of Stockholders must be received by the Company on or prior to January 10, 2005 at the Company's principal executive office located at 915 Secaucus Road, Secaucus, New Jersey 07094, Attention: General Counsel's Office, to be eligible for inclusion in the Company's Proxy Statement and form of proxy to be used in connection with the 2006 Annual Meeting.

By order of the Board of Directors,

Steven Balasiano Secretary
Secaucus, New Jersey May 13, 2005

EXHIBIT A

2005 EQUITY INCENTIVE PLAN
OF
THE CHILDREN'S PLACE RETAIL STORES, INC.

        1.    Purpose.    The purpose of this Equity Incentive Plan is to advance the interests of the Corporation by encouraging and enabling the acquisition of a larger personal proprietary interest in the Corporation by key employees and directors of the Corporation and its Subsidiaries upon whose judgment and keen interest the Corporation is largely dependent for the successful conduct of its operations and by providing such key employees and directors with incentives to put forth maximum efforts for the success of the Corporation's business. It is anticipated that the acquisition of such proprietary interests in the Corporation and such incentives will stimulate the efforts of such key employees and directors on behalf of the Corporation and its Subsidiaries and strengthen their desire to remain with the Corporation and its Subsidiaries. It is also expected that such incentives and the opportunity to acquire such a proprietary interest will enable the Corporation and its Subsidiaries to attract desirable employees and directors.

        2.    Definitions.    When used in this Plan, unless the context otherwise requires:

          (a)   "Alternative Rights" shall have the meaning as set forth in Section 8 hereof.

          (b)   "Board of Directors" shall mean the Board of Directors of the Corporation, as constituted at any time.

          (c)   Except as otherwise provided in the holder's employment agreement (if any) with the Corporation or a Subsidiary, "Cause" shall mean, with respect to the holder of an Incentive Award, (i) a breach by the holder of any of the material provisions of any employment agreement between the holder and the Corporation or a Subsidiary that the holder fails to remedy or cease within ten (10) days after notice thereof to the holder; (ii) any conduct, action or behavior by the holder that has or may reasonably be expected to have a material adverse effect on the reputation of the Corporation or its Subsidiaries or on the holder's reputation or that is not befitting of an executive officer, employee or director of the Corporation or a Subsidiary; (iii) the commission by the holder of an act involving moral turpitude or dishonesty, whether or not in connection with the holder's employment by, or service as a director of, the Corporation or a Subsidiary; (iv) the holder shall have committed any act of fraud or embezzlement against the Corporation or a Subsidiary or engaged in any other willful misconduct in connection with his duties; or (v) the holder shall have been convicted of a felony (other than a felony relating to motor vehicle laws). Notwithstanding the foregoing, no Cause shall be deemed to exist with respect to the holder's acts described in (ii) above unless the Corporation shall have given prior written notice to the holder specifying the Cause with reasonable particularity and, within 30 days after such notice, the holder shall not have cured or eliminated the problem or thing giving rise to such Cause.

          (d)   "Chairman of the Board" shall mean the person who at the time shall be Chairman of the Board of Directors.

          (e)   "Change in Control" shall mean any of the following events: (i) the sale to any purchaser of (A) all or substantially all of the assets of the Corporation or (B) capital stock representing more than 50% of the stock of the Corporation entitled to vote generally in the election of directors of the Corporation; (ii) the merger or consolidation of the Corporation with another corporation if, immediately after such merger or consolidation, less than a majority of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the surviving or resulting corporation in such merger or consolidation is held, directly or indirectly, in the aggregate by the holders immediately prior to such transaction of the outstanding securities of the

  Corporation; (iii) the filing of a report on Schedule 13D or Schedule 14D-1 (or any successor schedule, form, or report or item therein), each promulgated pursuant to the Exchange Act, disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 50% or more of the combined voting power of the voting stock of the Corporation; or (iv) the filing by the Corporation of a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form, or report or item therein) that a change in control of the Corporation has occurred or will occur in the future pursuant to any then existing contract or transaction. Notwithstanding the foregoing, a "Change in Control" shall not be deemed to occur as a result of an event described above if a majority of the individuals who are members of the Board of Directors prior to such event specifically determines that a Change in Control should not be deemed to have occurred.

          (f)    "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (g)   "Committee" shall mean the Committee hereinafter described in Section 3 hereof.

          (h)   "Corporation" shall mean The Children's Place Retail Stores, Inc., a Delaware corporation.

          (i)    "Deferred Stock Award" shall mean an Incentive Award granted in accordance with Section 15 hereof.

          (j)    "Disability" shall mean: (i) with respect to the holder of an Option that is not an incentive stock option, the holder's inability, as a result of physical or mental incapacity or infirmity, to perform the duties of his employment for (a) a continuous period of at least 120 days, or (b) periods aggregating at least 180 days during any period of 12 consecutive months; or (ii) with respect to the holder of an Option that is an incentive stock option, and when used in connection with such incentive stock option following such holder's termination of employment, a "disability" within the meaning of Section 22(e)(3) of the Code.

          (k)   "Eligible Director" shall mean a director of the Corporation who is not also an employee of the Corporation or a Subsidiary.

          (l)    "Eligible Persons" shall mean those persons described in Section 4 who are potential recipients of Incentive Awards.

          (m)  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (n)   "Fair Market Value" on a specified date shall mean the average of the highest and lowest selling price at which a Share is traded on the stock exchange, if any, on which Shares are primarily traded or, if the Shares are not then traded on a stock exchange, the average of the closing representative bid and asked price of a Share as reported by the principal securities exchange or securities trading market on which the Shares are listed or approved for trading, but if no Shares were traded on such date, then on the last previous date on which a Share was so traded, or, if none of the above are applicable, the value of a Share as established by the Board of Directors or the Committee for such date using any reasonable method of valuation.

          (o)   "Incentive Award" shall mean an Option, Right, Restricted Stock Award, Deferred Stock Award or Performance Award granted pursuant to this Plan.

          (p)   "Options" shall mean the stock options granted pursuant to this Plan.

          (q)   "Performance Award" shall mean an Incentive Award granted in accordance with Section 16 hereof.

          (r)    "Plan" shall mean this 2005 Equity Incentive Plan of The Children's Place Retail Stores, Inc., as adopted by the Board of Directors on April 18, 2005, as such Plan from time to time may be amended.

          (s)   "President" shall mean the person who at the time shall be the President of the Corporation.

          (t)    "Restricted Shares" shall mean the Shares issued as a result of a Restricted Stock Award.

          (u)   "Restricted Stock Award" shall mean a grant of Restricted Shares or of the right to purchase Restricted Shares pursuant to Section 13 hereof.

          (v)   "Rights" shall mean Alternative Rights and/or Stock Appreciation Rights granted pursuant to the Plan.

          (w)  "Share" shall mean a share of common stock, par value $.10 per share, of the Corporation.

          (x)   "Spread" shall mean the excess of the Fair Market Value of a Share on the date of exercise of a Right over the exercise price per Share of such Right.

          (y)   "Stock Appreciation Rights" shall have the meaning as set forth in Section 8 hereof.

          (z)   "Subsidiary" shall mean any corporation, limited liability company, partnership or limited partnership, 50% or more of whose stock having general voting power, membership interests, or capital or profits interests, as the case may be, is owned by the Corporation, or by another Subsidiary as herein defined, of the Corporation; provided, however, that for purposes of an Option that is an incentive stock option to be granted to an employee of a Subsidiary, the term "Subsidiary" shall mean a subsidiary corporation as defined in Section 424(f) of the Code.

        3.    Administration.    The Plan shall be administered by the Compensation Committee of the Board of Directors (the "Committee"), which shall consist of two or more directors of the Corporation, each of whom shall be a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act and an "outside director" within the meaning of Section 162(m) of the Code. Any member of the Committee may resign by giving written notice thereof to the Board of Directors, and any member of the Committee may be removed at any time, with or without Cause, by the Board of Directors. If, for any reason, a member of the Committee shall cease to serve, the vacancy shall be filled by the Board of Directors.

The Committee shall have full power and authority to administer and interpret the Plan. Determinations of the Committee as to any question which may arise with respect to the interpretation of the provisions of the Plan and Incentive Awards shall be final. The Committee may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may deem advisable to make the Plan and Incentive Awards effective or provide for their administration, and may take such other action with regard to the Plan and Incentive Awards as it shall deem desirable to effectuate their purpose.

        4.    Participants.    The class of persons who are potential recipients of Incentive Awards granted under this Plan shall consist of key employees and directors of the Corporation or a Subsidiary, as determined by the Committee in its sole discretion. The parties to whom Incentive Awards are granted under this Plan, and the number of Shares subject to each such Incentive Award, shall be determined by the Committee in its sole discretion, subject, however, to the terms and conditions of this Plan. Each Eligible Director shall only be eligible to receive Stock Appreciation Rights in accordance with Section 9 hereof.

        5.    Shares.    Subject to the provisions of Section 20 hereof, the Committee may grant Incentive Awards with respect to an aggregate of up to 2 million Shares, all of which Shares may be either Shares held in treasury or authorized but unissued Shares, provided, however, that the foregoing limitation shall not apply to Alternative Rights but shall apply to any Option with respect to which the Alternative Rights are granted. The maximum number of Shares which may be the subject of Options and Rights granted during any calendar year to any individual shall not exceed 500,000 Shares. If the Shares that would be issued or transferred pursuant to any Incentive Awards are not issued or transferred and cease to be issuable or transferable for any reason, or if Restricted Shares which are subject to a Restricted Stock Award are forfeited, the number of Shares subject to such Incentive Award will no longer be charged against the limitation provided for herein and may again be made subject to Incentive Awards; provided, however, that Shares as to which an Option has been surrendered in connection with the exercise of an Alternative Right shall not again be available for the grant of any further Incentive Awards. If any portion of a Stock Appreciation Right expires or is forfeited for any reason prior to being exercised, the number of Shares subject to the unexercised portion of such Stock Appreciation Right will no longer be charged against the limitation provided for herein and may again be made subject to Incentive Awards. Notwithstanding the preceding, with respect to any Option and/or Rights granted to any individual who is a "covered employee" within the meaning of Section 162(m) of the Code that is canceled, the number of shares subject to such Option and/or Rights shall continue to count against the maximum number of shares which may be the subject of Options and Rights granted to such individual during the applicable calendar year. For purposes of the preceding sentence, if, after grant, the exercise price of an Option and/or the base amount of any Rights is reduced, such reduction shall be treated as a cancellation of such Option and/or Rights and the grant of a new Option and/or Rights (if any), and both the cancellation of the Option and/or Rights and the new Option and/or Rights shall reduce the maximum number of Shares for which Options and Rights may be granted to the holder of such Option and/or Rights during the applicable calendar year. In the event Shares are withheld by the Corporation to satisfy income or other tax withholding obligations with respect to any Incentive Award, the Shares withheld for this purpose shall reduce the maximum number of Shares for which Options and/or Rights may be granted to the holder of such Option and/or Rights and shall be charged against the limitations in this Section 5.

        6.    Grant of Options.    The number of Options to be granted to any Eligible Person shall be determined by the Committee in its sole discretion.

At the time an Option is granted, the Committee may, in its sole discretion, designate whether such Option (a) is to be considered as an incentive stock option within the meaning of Section 422 of the Code, or (b) is not to be treated as an incentive stock option for purposes of this Plan and the Code. Options with respect to which no designation is made by the Committee shall be deemed to be incentive stock options to the extent that the $100,000 limitation described in the succeeding paragraph is satisfied. No Option which is intended to qualify as an incentive stock option shall be granted under this Plan to any person who, at the time of such grant, is not an employee of the Corporation or a Subsidiary.

Notwithstanding any other provision of this Plan to the contrary, to the extent that the aggregate Fair Market Value (determined as of the date an Option is granted) of the Shares with respect to which Options which are designated as incentive stock options, and any other incentive stock options, granted to an employee (under this Plan, or any other incentive stock option plan maintained by the Corporation or any Subsidiary that meets the requirements of Section 422 of the Code) first become exercisable in any calendar year exceeds $100,000, such Options shall be treated as Options which are not incentive stock options. This paragraph shall be applied by taking Options into account in the order in which they are granted.

Nothing herein contained shall be construed to prohibit the issuance of Options at different times to the same person.

An Option agreement signed by the Chairman of the Board or the President or a Vice President of the Corporation, attested by the Treasurer or an Assistant Treasurer, or Secretary or an Assistant Secretary of the Corporation and bearing the seal of the Corporation affixed thereto, shall be issued to each person to whom an Option is granted. The Option agreement shall be in the form as may be determined by the Committee from time to time, and need not be identical with respect to each grantee.

        7.    Option Purchase Price.    The price per Share of the Shares to be purchased pursuant to the exercise of any Option shall be fixed by the Committee at the time of grant; provided, however, that in no event shall such purchase price be less than 100% of the Fair Market Value of a Share on the date of grant of the Option.

        8.    Grant of Rights.    The Committee, in its sole discretion, shall have the authority to grant Rights to any Eligible Person, which may be granted separately, or in connection with an Option at the time of the grant of an Option. Any Rights granted in connection with an Option ("Alternative Rights") shall be granted with respect to the same number of Shares as are covered by the Option, subject to adjustment pursuant to the provisions of Section 20 hereof, and may be exercised as an alternative to the exercise of the related Option.

Alternative Rights granted in connection with an Option shall entitle the holder thereof to receive Shares from the Corporation, determined as hereinafter provided, only if and to the extent that the related Option is exercisable, by surrendering the Option with respect to the number of Shares as to which such Rights are then exercised. Such Option, to the extent surrendered, shall be deemed exercised for purposes of the limitations under Section 5. Upon any exercise of Alternative Rights, the holder thereof shall be entitled to receive a number of Shares (rounded down to the next whole number of Shares) equal to (i) the product obtained by multiplying (A) the Spread by (B) the number of Shares in respect of which the Rights shall have then been so exercised, divided by (ii) the Fair Market Value of a Share on the date of exercise.

Upon the exercise of Rights granted without relationship to an Option ("Stock Appreciation Rights"), the holder thereof shall be entitled to receive a number of Shares (rounded down to the next whole number of Shares) equal to (i) the product obtained by multiplying (A) the Spread by (B) the number of Shares in respect of which the Stock Appreciation Rights shall have then been so exercised, divided by (ii) the Fair Market Value of a Share on the date of exercise.

Notwithstanding anything contained herein, the Committee, in its sole discretion, may limit the amount payable upon the exercise of Rights. Any such limitation shall be determined as of the date of grant and noted in the Rights agreement evidencing the grant of the Rights.

Rights shall be evidenced by an agreement executed on behalf of the Corporation and by the Eligible Person to whom the Rights are granted. Each Rights agreement shall set forth the number of Shares subject to the Rights being granted, the exercise price per Share thereof, and such other terms and conditions as determined by the Committee at the time of grant; provided, however, that (i) the exercise price per Share of Alternative Rights shall be equal to the purchase price per Share of the Option related thereto, and (ii) in no event shall the exercise price per Share of any Rights be less than 100% of the Fair Market Value of a Share on the date of grant of such Rights. The form of agreement shall be as determined from time to time by the Committee, and need not be identical with respect to each grantee.

        9.    Grant of Stock Appreciation Rights to Eligible Directors.    Notwithstanding any other provision of this Plan to the contrary, each Eligible Director shall be granted Stock Appreciation Rights in accordance with this Section 9 (subject to the terms and conditions as set forth in Section 8 hereof). Each Eligible Director who is initially elected to the Board of Directors by the Corporation shall be granted 15,000 Stock Appreciation Rights on the date of his initial election to the Board. On the last day of each fiscal year of the Corporation, each member of the Board of Directors who is an Eligible Director on such date shall be granted an additional 6,000 Stock Appreciation Rights; provided, however, that with respect to any such Eligible Director who is initially elected to the Board of Directors during such a fiscal year, (i) the number of Stock Appreciation Rights granted to such Eligible Director on the last day of the fiscal year during which he was initially elected to the Board of Directors shall be equal to 6,000 multiplied by a fraction, the numerator of which shall be the number of days during the fiscal year during which such Eligible Director was a member of the Board of Directors and the denominator of which shall be 365, which number of Stock Appreciation Rights shall be rounded up to the next whole number of Stock Appreciation Rights.

        10.    Duration of Options and Rights.    The duration of any Option or Right granted under this Plan shall be fixed by the Committee at the time of grant; provided, however, that no Option or Right shall remain in effect for a period of more than ten (10) years from the date upon which it is granted.

The duration of any Alternative Rights granted in connection with any Option shall be coterminous with the duration of the related Option.

        11.    Ten Percent Shareholders.    Notwithstanding any other provision of this Plan to the contrary, no Option which is intended to qualify as an incentive stock option may be granted under this Plan to any employee who, at the time the Option is granted, owns shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation, unless the exercise price under such Option is at least 110% of the Fair Market Value of a Share on the date such Option is granted and the duration of such Option is no more than five (5) years.

        12.    Exercise of Options and Rights.    Except as otherwise provided herein or in the holder's employment agreement (if any) with the Corporation or a Subsidiary, Options and Rights shall become vested and exercisable by the holder as determined by the Committee in its sole discretion at the time of grant and as set forth in the applicable Option and/or Rights agreement (such vesting may be based on continued employment or service, or upon the achievement of pre-established corporate or individual performance objectives, or otherwise, including any combination thereof).

Notwithstanding the foregoing, all or any part of any remaining unexercised Options and/or Rights granted to any Eligible Person may be exercised, subject to Section 19 hereof, in the following circumstances (but in no event, other than the holder's death, during the six (6) month period commencing on the date of grant, and in no event prior to approval of the Plan by shareholders of the Corporation as provided in Section 26 hereof or after the term of the Option or Rights has expired): (a) upon the holder's retirement from the Corporation and all Subsidiaries on or after his 65th birthday; (b) upon the Disability or death of the holder; (c) upon a Change of Control while the holder is in the employ or service of the Corporation; or (d) upon the occurrence of such special circumstance or event as in the opinion of the Committee merits special consideration.

An Option shall be exercised by the delivery of a written notice duly signed by the holder thereof to such effect, together with the Option agreement (and, in the case of the exercise of an Option with respect to which Alternative Rights were granted in relation thereto, the related Rights agreement) and the full purchase price of the Shares purchased pursuant to the exercise of the Option, to the Chairman of the Board of Directors or an officer of the Corporation appointed by the Chairman of the Board of Directors for the purpose of receiving the same. Payment of the full purchase price shall be made as follows: in cash or by check payable to the order of the Corporation; by delivery to the Corporation of Shares which shall be valued at their Fair Market Value on the date of exercise of the Option (provided, that a holder may not use any Shares to pay the purchase price unless the holder has beneficially owned such Shares for at least six (6) months); or by such other methods as the Committee may permit from time to time.

Within a reasonable time after the exercise of an Option, the Corporation shall cause to be delivered to the person entitled thereto, a certificate for the Shares purchased pursuant to the exercise of the Option. If the Option shall have been exercised with respect to less than all of the Shares subject to the Option, the Corporation shall also cause to be delivered to the person entitled thereto a new Option agreement in replacement of the agreement surrendered at the time of the exercise of the Option, indicating the number of Shares with respect to which the Option remains available for exercise, or the original Option agreement shall be endorsed to give effect to the partial exercise thereof. The Committee may permit deemed or constructive transfers of Shares in lieu of actual transfer and physical delivery of certificates.

Upon the exercise of an Option with respect to which Alternative Rights were also granted in relation thereto, the number of Shares subject to exercise under the related Alternative Rights shall also be reduced by the number of Shares for which the related Option was exercised. If the Option shall have been exercised with respect to less than all of the Shares subject thereto, the Corporation shall also cause to be delivered to the person entitled thereto a new Option agreement and a new Rights agreement in replacement of the Option and Rights agreements surrendered at the time of the partial exercise of the Option, with respect to the difference between the number of Shares under the Option agreement (and the Rights agreement) immediately before the exercise of the Option and the number of Shares with respect to which the Option was so exercised, or the original Option agreement and the original Rights agreement shall be endorsed to give effect to the partial exercise (and surrender) thereof.

Alternative Rights or Stock Appreciation Rights shall be exercised by the delivery of a duly signed notice in writing to such effect, together with the Rights agreement. Holders of Alternative Rights shall also surrender the related Option agreement. Within a reasonable time thereafter, the Corporation shall cause to be delivered to the person entitled thereto, a certificate for the number of Shares determined in accordance with Section 8 hereof. Upon the exercise of Alternative Rights, the number of Shares subject to exercise under the related Option or portion thereof shall be reduced by the number of Shares represented by the Option or portion thereof surrendered. If the Rights shall have been exercised with respect to less than all of the Shares subject thereto, the Corporation shall also cause to be delivered to the person entitled thereto a Rights agreement (and an Option agreement, in the case of Alternative Rights) with respect to the difference between the number of Shares under the Rights agreement (and related Option agreement, if any) surrendered at the time of the exercise of the Rights and the number of Shares with respect to which the Rights were so exercised, or the original Rights agreement (and related Option agreement, if any) shall be endorsed to give effect to the partial exercise (and surrender) thereof.

Notwithstanding any other provision of the Plan or of any Option or Rights agreement, no Option or Rights granted pursuant to the Plan may be exercised at any time when the Option or Rights or the granting or exercise thereof violates any law or governmental order or regulation.

        13.    Terms and Conditions of Restricted Stock Awards.    The Committee shall have the authority to grant to any Eligible Person a Restricted Stock Award, subject to the following terms and conditions:

          (a)   All Restricted Shares granted to or purchased by an Eligible Person pursuant to the Plan shall be subject to the following conditions:

              (i)  except as otherwise provided in the holder's employment agreement (if any) with the Corporation or a Subsidiary, the Restricted Shares shall be subject to such transfer restrictions and risk of forfeiture as the Committee shall determine at the time the Restricted Stock Award is granted, until such specific conditions are met (which conditions may be based on continued employment or service, or achievement of pre-established corporate or individual performance objectives, or otherwise, including any combination thereof), and such restrictions shall lapse, and the Restricted Shares subject to a Restricted Stock Award shall vest, as determined by the Committee in its sole discretion at the time of grant and as set forth in the applicable Restricted Stock Award agreement;

              (ii)  the Restricted Shares may not be sold, transferred, or otherwise alienated or hypothecated until the restrictions are satisfied, removed or expire;

             (iii)  each certificate representing Restricted Shares issued pursuant to a Restricted Stock Award under this Plan shall bear a legend making appropriate reference to the restrictions imposed;

             (iv)  the Committee may impose such other conditions as it may deem advisable on any Restricted Shares granted to or purchased by an Eligible Person pursuant to a Restricted Stock Award under this Plan, including, without limitation, restrictions under the requirements of any stock exchange upon which such Shares or shares of the same class are then listed, and under any securities law applicable to such Shares; and

             (v)  Notwithstanding the foregoing, all restrictions to which a Restricted Stock Award is subject shall lapse, in the following circumstances: (a) upon the holder's retirement from the Corporation and all Subsidiaries on or after his 65th birthday; (b) upon the Disability or death of the holder; (c) upon a Change of Control while the holder is in the employ or service of the Corporation; or (d) upon the occurrence of such special circumstance or event as in the opinion of the Committee merits special consideration.

          (b)   Prior to the satisfaction, expiration or lapse of all of the restrictions and conditions imposed upon Restricted Shares, a stock certificate or certificates representing such Restricted Shares shall be registered in the holder's name but shall be retained by the Corporation for the holder's account. The holder shall have the right to vote such Restricted Shares and shall have all other rights and privileges of a beneficial and record owner with respect thereto, including, without limitation, the right to receive dividends, distributions and adjustments with respect thereto; provided, however, that such dividends, distributions and adjustments shall be retained by the Corporation for the holder's account and for delivery to the holder, together with the stock certificate or certificates representing such Restricted Shares, as and when said restrictions and conditions shall have been satisfied, expired or lapsed.

          (c)   A Restricted Stock Award shall be evidenced by an agreement executed on behalf of the Corporation and by the Eligible Person to whom the Restricted Stock Award is granted. The form of Restricted Stock Award agreement shall be determined from time to time by the Committee, and need not be identical with respect to each grantee.

        14.    Restricted Stock Purchase Price.    Except as otherwise provided in the holder's employment agreement (if any) with the Corporation or a Subsidiary, the purchase price per Share for Restricted Shares to be purchased pursuant to Restricted Stock Awards shall be fixed by the Committee at the time of the grant of the Restricted Stock Award and shall be set forth in the applicable Restricted Stock Award agreement; provided, however, that such purchase price shall not be less than the par value of such Shares. Payment of such purchase price shall be made in cash or by check payable to the order of the Corporation, or by such other method as the Committee may permit.

        15.    Deferred Stock Awards.    The Committee shall have the authority to grant to any Eligible Person a Deferred Stock Award, subject to the following terms and conditions:

            (i)  Delivery of, and the issuance of certificates representing, Shares issuable pursuant to a Deferred Stock Award shall occur upon expiration of the deferral period specified by the Committee;

            (ii)  Deferred Stock Awards shall be subject to such restrictions as the Committee may impose, in its sole discretion at the time of grant and as set forth in the applicable Deferred Stock Award agreement (such restrictions may lapse based on continued employment or service, upon the achievement of pre-established corporate or individual performance objectives, at the expiration of a specified deferral period or at earlier specified times, separately or in combination, in installments, or otherwise, including any combination thereof);

           (iii)  Notwithstanding the foregoing, all restrictions to which a Deferred Stock Award is subject shall lapse, in the following circumstances: (a) upon the holder's retirement from the Corporation and all Subsidiaries on or after his 65th birthday; (b) upon the Disability or death of the holder; (c) upon a Change of Control while the holder is in the employ or service of the Corporation; or (d) upon the occurrence of such special circumstance or event as in the opinion of the Committee merits special consideration; and

           (iv)  A Deferred Stock Award shall be evidenced by an agreement executed on behalf of the Corporation and by the Eligible Person to whom the Deferred Stock Award is granted. The form of Deferred Stock Award agreement shall be determined from time to time by the Committee, and need not be identical with respect to each grantee.

        16.    Performance Awards.    The Committee shall have the authority to grant to any Eligible Person a Performance Award, subject to such terms and conditions as shall be determined by the Committee in its sole discretion at the time of grant and as set forth in the applicable Performance Award agreement. The value of a Performance Award may be linked to the market value, book value, net profits or other measure of the value of a Share, or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee, or may be based upon the appreciation in the market value, book value, net profits or other measure of the value of a specified number of Shares over a fixed period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Eligible Person. A Performance Award shall be evidenced by an agreement executed on behalf of the Corporation and by the Eligible Person to whom the Performance Award is granted. The form of Performance Award agreement shall be determined from time to time by the Committee, and need not be identical with respect to each grantee.

        17.    Consideration for Incentive Awards.    The Corporation shall obtain such consideration for the grant of an Incentive Award as the Committee in its discretion may determine.

        18.    Restrictions on Transferability of Incentive Awards.    Incentive Awards and all other rights thereunder shall be non-transferable and non-assignable by the holder thereof except to the extent that the estate of a deceased holder of an Incentive Award may be permitted to exercise them. Options and Rights may be exercised or surrendered during the holder's lifetime only by the holder thereof.

        19.    Termination of Employment or Service.

          (a)   Except as otherwise provided herein, in the holder's employment agreement (if any) with the Corporation or a Subsidiary, or in the applicable Option and/or Rights agreement, all or any part of any Option and/or Rights, to the extent unexercised, shall terminate immediately upon the cessation or termination for any reason of the holder's employment by, or service as a director of, the Corporation or any Subsidiary, provided that (except as otherwise provided herein, in the holder's employment agreement (if any) with the Corporation or a Subsidiary, or in the applicable Option and/or Rights agreement) the holder shall have ninety (90) days following the cessation of the holder's employment or service with the Corporation or its Subsidiaries, and no longer, within which to exercise any unexercised Option and/or Rights that such holder could have exercised on the day on which such employment or service terminated; and provided, further, that such exercise must be accomplished prior to the expiration of the term of such Option and/or Rights. Notwithstanding the foregoing, if the cessation of employment or service is due to Disability or to death, the holder or the representative of the Estate or the heirs of a deceased holder shall have the privilege of exercising the Options and/or Rights which are vested but unexercised at the time of such Disability or death for a period of time that is no less than one (1) year from the date of the holder's Disability or death. Notwithstanding the foregoing, and except as otherwise provided in the holder's employment agreement (if any) with the Corporation or a Subsidiary, if the employment or service of any holder of an Option and/or Rights with the Corporation or a Subsidiary shall be terminated for Cause, all unexercised Options and/or Rights of such holder shall terminate immediately upon such termination of the holder's employment or service with the Corporation and all Subsidiaries, and a holder of Options and/or Rights whose employment or service with the Corporation and all Subsidiaries is so terminated, shall have no right after such termination to exercise any unexercised Option and/or Rights he might have exercised prior to the termination of his employment or service with the Corporation and all Subsidiaries.

          (b)   Except as otherwise provided in the holder's employment agreement (if any) with the Corporation or a Subsidiary, the Committee shall determine in its sole discretion at the time of grant of a Restricted Stock Award or a Deferred Stock Award, the affect, if any, that a termination of the holder's employment or service with the Corporation or any Subsidiary shall have on such Incentive Award, and such terms shall be set forth in the applicable Incentive Award agreement. Notwithstanding the foregoing, and except as otherwise provided in the holder's employment agreement (if any) with the Corporation or a Subsidiary, if the employment or service of any holder of a Restricted Stock Award or a Deferred Stock Award with the Corporation or a Subsidiary shall be terminated for Cause, then (i) all Restricted Shares subject to restrictions at the time his employment terminates (and any dividends, distributions and adjustments retained by the Corporation with respect thereto), and (ii) any Shares subject to a Deferred Stock Award with respect to which the deferral period has not expired, shall be forfeited and any consideration received therefor from the holder shall be returned to the holder.

          (c)   Except as otherwise provided in the holder's employment agreement (if any) with the Corporation or a Subsidiary, the Committee shall determine in its sole discretion at the time of grant of a Performance Award, the affect, if any, that a termination of the holder's employment or service with the Corporation or any Subsidiary shall have on such Performance Award, and such terms shall be set forth in the applicable Performance Award agreement. Notwithstanding the foregoing, and except as otherwise provided in the holder's employment agreement (if any) with the Corporation or a Subsidiary, if the employment or service of any holder of a Performance Award with the Corporation or a Subsidiary shall be terminated for Cause, then such holder's Performance Award shall terminate immediately upon such termination of the holder's employment or service with the Corporation and all Subsidiaries.

        20.    Adjustment Provision.    If, prior to the complete exercise of any Option and/or Rights, or prior to the satisfaction, expiration or lapse of all of the restrictions and conditions imposed pursuant to a Restricted Stock Award or Deferred Stock Award, there shall be declared and paid a stock dividend upon the Shares or if the Shares shall be split up, converted, exchanged, reclassified, or in any way substituted for:

          (a)   in the case of an Option, then the Option, to the extent that it has not been exercised, shall entitle the holder thereof upon the future exercise of the Option to such number and kind of securities or cash or other property subject to the terms of the Option to which he would have been entitled had he actually owned the Shares subject to the unexercised portion of the Option at the time of the occurrence of such stock dividend, split-up, conversion, exchange, reclassification or substitution, and the aggregate purchase price upon the future exercise of the Option shall be the same as if the originally optioned Shares were being purchased thereunder; provided, however, that with respect to an Option that is an incentive stock option, such adjustment shall be made in accordance with Section 424 of the Code;

          (b)   in the case of an Alternative Right, then the number of Shares subject to the Alternative Right, to the extent that it has not been exercised, shall be adjusted to equal the number of Shares to which the holder would have been entitled had he actually owned the Shares subject to the unexercised portion of the Alternative Right at the time of the occurrence of such stock dividend, split-up, conversion, exchange, reclassification or substitution, and the aggregate exercise price shall proportionately be adjusted so that the aggregate exercise price of such Alternative Right immediately prior to such an event shall be equal to the aggregate exercise price of the adjusted Alternative Right immediately following the occurrence of such event;

          (c)   in the case of a Stock Appreciation Right, then the number of Shares subject to the Stock Appreciation Right, to the extent that it has not been exercised, shall be adjusted to equal the number of Shares to which the holder would have been entitled had he actually owned the Shares subject to the unexercised portion of the Stock Appreciation Right at the time of the occurrence of such stock dividend, split-up, conversion, exchange, reclassification or substitution, and the aggregate exercise price shall proportionately be adjusted so that the aggregate exercise price of such Stock Appreciation Right immediately prior to such an event shall be equal to the aggregate exercise price of the adjusted Stock Appreciation Right immediately following the occurrence of such event;

          (d)   in the case of a Restricted Share issued pursuant to a Restricted Stock Award, the holder of such Restricted Stock Award shall receive, subject to the same restrictions and other conditions of such Restricted Stock Award as determined pursuant to the provisions of Section 13, the same securities or other property as are received by the holders of the Corporation's Shares pursuant to such stock dividend, split-up, conversion, exchange, reclassification or substitution; and

          (e)   in the case of a Deferred Stock Award, the holder shall receive, at such time as would otherwise apply under such Deferred Stock Award, such number and kind of securities or cash or other property to which he would have been entitled had he actually owned the Shares subject to the Deferred Stock Award at the time of the occurrence of such stock dividend, split-up, conversion, exchange, reclassification or substitution.

With respect to any Incentive Awards other than Rights, any fractional shares or securities issuable as a result of such adjustment shall be payable in cash based upon the Fair Market Value of such shares or securities at the time such shares or securities would have otherwise been issued. With respect to any Rights, any fractional shares or securities issuable as a result of such adjustment shall be rounded down to the nearest whole number of Shares. If any such event should occur, the number of Shares with respect to which Incentive Awards remain to be issued, or with respect to which Incentive Awards may be reissued, shall be adjusted in a similar manner.

In addition to the adjustments provided for in the preceding paragraph, upon the occurrence of any of the events referred to in said paragraph prior to the complete payments pursuant to a Performance Award, the Committee, in its sole discretion, shall determine the amount of cash and/or the number of Shares which shall be paid to the holder of a Performance Award at such time as payment would otherwise be made, so that there shall be no increase or dilution in the cash and/or value of the Shares or other property to which the holder shall be entitled by reason of such events.

Notwithstanding any other provision of the Plan, in the event of a recapitalization, merger, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the corporate structure or outstanding shares, the Committee, in its sole discretion, may make such adjustments to the number of Shares and the class of shares available hereunder or to any outstanding Incentive Awards as shall be necessary to prevent dilution or enlargement of rights, and/or make provision for the payment of cash (or other property if received as consideration) in cancellation of any outstanding Incentive Award.

        21.    Issuance of Shares and Compliance with Securities Act.    The Corporation may postpone the issuance and delivery of Shares pursuant to the grant or exercise of any Incentive Award until (a) the admission of such Shares to listing on the principal securities exchange or securities trading market on which Shares of the Corporation of the same class are then listed or approved for trading, and (b) the completion of such registration or other qualification of such Shares under any State or Federal law, rule or regulation as the Corporation shall determine to be necessary or advisable. Any holder of an Incentive Award shall make such representations and furnish such information as may, in the opinion of counsel for the Corporation, be appropriate to permit the Corporation, in the light of the then existence or non-existence with respect to such Shares of an effective Registration Statement under the Securities Act of 1933, as from time to time amended (the "Securities Act"), to issue the Shares in compliance with the provisions of the Securities Act or any comparable act. The Corporation shall have the right, in its sole discretion, to legend any Shares which may be issued pursuant to the grant or exercise of any Incentive Award, or may issue stop transfer orders in respect thereof.

        22.    Code Section 162(m).    Notwithstanding any other provision of the Plan, if the Committee determines at the time an Incentive Award is granted to an Eligible Person who is, or is likely to be, as of the end of the tax year in which the Corporation would claim a tax deduction in connection with such Incentive Award, a "covered employee" (as defined under Section 162(m) of the Code), then the Committee may provide that this Section 22 is applicable to such Incentive Award. If the Committee determines that an Incentive Award is subject to this Section 22, the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: revenue growth; booking of orders; earnings, or some derivative thereof (including earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, or earnings per share); operating income; pre- or after-tax income; cash flow; net earnings; return on equity; return on capital (including return on total capital or return on invested capital); return on assets or net assets; economic value added (or an equivalent metric); share price performance; total shareholder return; improvement in or attainment of expense levels; and improvement in or attainment of working capital levels of the Corporation or any Subsidiary, division, business unit or product line of the Corporation for or within which the Eligible Person is primarily employed. Such performance goals also may be based solely by reference to the Corporation's performance or the performance of a Subsidiary, division, business unit or product line of the Corporation, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Corporation or not within the reasonable control of the Corporation's management, or (iii) the cumulative effects of tax or accounting changes in accounting standards required by generally accepted accounting principles. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations thereunder.

        23.    Income Tax Withholding.    If the Corporation or a Subsidiary shall be required to withhold any amounts by reason of any Federal, State, local or foreign tax rules or regulations in respect of any Incentive Award, the Corporation or the Subsidiary shall be entitled to take such action as it deems appropriate in order to ensure compliance with such withholding requirements. In order to facilitate payment by the holder of an Incentive Award of his withholding obligations with respect to the Incentive Award, the Corporation or Subsidiary may, at its election, (a) deduct from any cash payment otherwise due to the holder, the appropriate withholding amount, (b) require the holder to pay to the Corporation or Subsidiary in cash the appropriate withholding amount, (c) permit the holder to elect to have the Corporation withhold a portion of the Shares otherwise to be delivered with respect to such Incentive Award, the Fair Market Value of which is equal to the minimum statutory withholding amount, or (d) permit the holder to elect to deliver to the Corporation Shares already owned by the holder for at least six (6) months, the Fair Market Value of which is equal to the appropriate withholding amount; provided, however, that if Shares are to be withheld by the Corporation for purposes of satisfying such withholding obligations, the number of Shares withheld shall be calculated using the minimum statutory withholding rates.

        24.    Amendment of the Plan.    Except as hereinafter provided, the Board of Directors or the Committee may at any time withdraw or from time to time amend the Plan as it relates to, and the terms and conditions of, any Incentive Awards not theretofore granted, and the Board of Directors or the Committee may at any time withdraw or from time to time amend the Plan as it relates to, and the terms and conditions of, any outstanding Incentive Award, provided that any amendment of an outstanding Incentive Award that would adversely affect the rights of the holder thereof shall not be effected without the holder's consent. Notwithstanding the foregoing, any material amendment of the Plan by the Board of Directors or the Committee, including an amendment which would increase the number of Shares issuable under the Plan or to any individual or change the class of Eligible Persons, shall be subject to the approval of the shareholders of the Corporation within one (1) year of such amendment.

        25.    No Right of Employment or Service.    Nothing contained herein or in an Incentive Award agreement shall be construed to confer on any employee or director any right to be continued in the employ of the Corporation or any Subsidiary or as a director of the Corporation, or derogate from any right of the Corporation and any Subsidiary to retire, request the resignation of, or discharge such employee or director (without or with pay), at any time, with or without Cause.

        26.    Effective Date of the Plan.    This Plan is conditioned upon its approval by the shareholders of the Corporation on or before April 18, 2006; except that this Plan is adopted and approved by the Board of Directors effective April 18, 2005 to permit the grant of Incentive Awards prior to the approval of the Plan by the shareholders of the Corporation as aforesaid. In the event that this Plan is not approved by the shareholders of the Corporation as aforesaid, this Plan and any Incentive Awards granted hereunder shall be void and of no force or effect.

        27.    Final Grant Date.    No Incentive Award shall be granted under the Plan after April 18, 2015.

IN WITNESS WHEREOF, the Corporation has caused these presents to be executed by its duly authorized officer as of                          , 2005.

THE CHILDREN'S PLACE RETAIL STORES, INC.
By:	Title:

ANNUAL MEETING OF STOCKHOLDERS OF
THE CHILDREN'S PLACE RETAIL STORES, INC.
June 23, 2005

Please date, sign and mail your proxy card in the envelope provided as soon as possible.
Please detach and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	The Board of Directors has nominated the persons listed below to serve as Directors until 2008.	2.	To ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending January 28, 2006.	FOR ☐	AGAINST ☐	ABSTAIN ☐
	NOMINEES
☐	FOR ALL NOMINEES () Ezra Dabah
	() Chuck Crovitz
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	3.	To consider and approve the Company's 2005 Equity Incentive Plan.	☐	☐	☐
☐	FOR ALL EXCEPT (See instructions below)
		THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL (1) AT LEFT, "FOR" PROPOSAL (2) AND "FOR" PROPOSAL (3).
		The undersigned hereby acknowledges receipt of the (i) Notice of Annual Meeting and Proxy Statement and (ii) the Company's 2004 Annual Report.
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: •

		PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:
NOTE:
Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, give the full title. If a corporation, sign in full corporate name by President or other authorized officer. If a partnership, sign in partnership name by authorized persons.

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

  THE CHILDREN'S PLACE RETAIL STORES, INC.

  PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, JUNE 23, 2005

    The undersigned hereby appoints Ezra Dabah and Steven Balasiano, and each of them proxies, each with power of substitution, to vote for the undersigned at the Annual Meeting of Stockholders of The Children's Place Retail Stores, Inc. to be held at The Children's Place Retail Stores, Inc., 915 Secaucus Road, Secaucus, NJ 07094, on Thursday, June 23, 2005, at 10 o'clock A.M., local time, and at any adjournment thereof, with respect to:

IMPORTANT: SIGN ON OTHER SIDE

QuickLinks

SUMMARY COMPENSATION TABLE
OPTIONS GRANTED IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
EQUITY PLAN COMPENSATION INFORMATION
Equity Plan Summary
EXHIBIT A
IMPORTANT: SIGN ON OTHER SIDE